Exhibit 10.36

INDUSTRIAL SPACE LEASE

THE KAYE BUILDING, LLC

AS “LANDLORD”

AND

SANTUR CORP.

AS “TENANT”

OFFICE LEASE

SUMMARY OF BASIC LEASE TERMS

SECTION (LEASE REFERENCE)	TERMS

A. (Introduction)	Lease Reference Date:	March 7, 2001

B. (Introduction)	Landlord:	THE KAYE BUILDING, LLC, a California limited liability company

C. (Introduction)	Tenant:	SANTUR CORP., a Delaware corporation

D. (Section 1.21)	Premises:	That area consisting of approximately 19,175 rentable square feet within the Building as shown on Exhibit B.

E. (Section 1.22)	Project:	The land and improvements shown on Exhibit A consisting of one (1) building the aggregate area of which is approximately 37,549 rentable square feet.

F. (Section 1.7)	Building	The building in which the Premises are located known as 40931 Encyclopedia Circle, Fremont, California, containing approximately 37,549 rentable square feet.

G. (Section 1.32)	Tenant’s Share:	51.1%

H. (Section 4.6)	Tenant’s Allocated Parking Stalls:	Tenant’s Share of the parking spaces allocated to the Building under the CCRs.

I. (Section 1.28)	Scheduled Commencement Date:	March 15,2001

J. (Section 1.18)	Lease Term:	120 calendar months (plus the partial month following the Commencement Date if such date is not the first day of the month)

K. (Section 3.1)	Base Monthly Rent:	See Section 3.1 of the body of this Lease.

L. (Section 3.3)	Prepaid Rent:	$52,731.25

M. (Section 3.5)	Security Deposit:	$200,000.00

N. (Section 4.1)	Permitted Use:	Semiconductor Fabrication, Manufacturing, Office, and Research and Development

O.	INTENTIONALLY DELETED	INTENTIONALLY DELETED

P.	INTENTIONALLY DELETED	INTENTIONALLY DELETED

Q. (Section 9.1)	Tenant’s Liability Insurance Minimum:	$2,000,000.00 single limit and $5,000,000.00 in the aggregate

R. (Section 1.3)	Landlord’s Address:	Jonathan W. Kaye The Kaye Building, LLC 163 Whitney Place Fremont, California 94539 Facsimile: (510) 440-8722

With a copy to: Myron L. Brody, Esquire Silicon Valley Law Group 152 North Third Street, Suite 900 San Jose, California 95112 Facsimile: (408) 286-1400

S. (Section 1.3)	Tenant’s Address:	SANTUR CORP. 1887 Landings Drive Mountain View, California 94043 Facsimile: (650) 988-1569

With a copy to: Meredith S. Goldberg, Esq. Jones, Day, Reavis & Pogue 599, Lexington Avenue 32nd Floor New York, New York 10022 Facsimile: (212) 755-7306

T. (Section 15.13)	Retained Real Estate Brokers:	Landlord’s: Wayne Mascia Associates

Tenant’s: Cornish & Carey Commercial

U. (Section 1.17)	Lease:

This Office Lease includes the Summary of the

Basic Lease Terms, the Lease, and the following

exhibits and addenda: Exhibit A (site plan of the

Project), Exhibit B (diagram of Premises shown as

cross-hatched), Exhibit C (Tenant’s initial concept

plan for Alterations), Exhibit D (Memorandum of

Commencement Date), Exhibit E (form of

Subordination Agreement), Exhibit F

(Intentionally Omitted), Exhibit G (Intentionally

Omitted), and Exhibit H (Hazardous Materials

Disclosure Certificate).

The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:		TENANT:

THE KAYE BUILDING, LLC		SANTUR CORP.
a California limited liability company		a Delaware corporation

By:	/s/ Jonathan W. Kaye	By:	/s/ Bardia Pezeshki
Name:	Jonathan W. Kaye	Name:	Bardia Pezeshki
Its:	President	Its:	President

INDUSTRIAL SPACE LEASE

THIS INDUSTRIAL SPACE LEASE is dated, for reference purposes only, as of the Lease Reference Date specified in Section A of the Summary of Basic Lease Terms (“Summary”), and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

ARTICLE 1

DEFINITIONS

1.1	General. Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

1.2	Additional Rent. The term “Additional Rent” is defined in Section 3.2.

1.3	Address for Notices. The term “Address for Notices” shall mean the addresses set forth in Sections R and S of the Summary; provided, however, that after the Commencement Date, Tenant’s Address for Notices shall be the address of the Premises.

1.4	Agents. The term “Agents” shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors and invitees of such party, and (ii) in addition with respect to Tenant, Tenant’s subtenants and their respective agents, employees, contractors and invitees.

1.5	Agreed Interest Rate. The term “Agreed Interest Rate” shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) the higher of five percent (5%) in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or ten percent (10%) per annum, or (ii) the maximum interest rate permitted by Law.

1.6	Base Monthly Rent. The term “Base Monthly Rent” shall mean the fixed monthly rent payable by Tenant pursuant to Section 3.1.

1.7	Building. The term “Building” shall mean the building in which the Premises are located which Building is identified in Section F of the Summary.

1.8	CCRs. That certain Declaration of Covenants, Conditions and Restrictions and Reciprocal Easement Agreement for Stevenson Business Park dated September 16, 1999, and recorded in the office of the recorder of the County of Alameda, California as document number 99-355372, as it may hereafter be amended, supplemented, terminated or otherwise modified from time to time. The CCRs shall be one of the Private Restrictions.

1.9	Commencement Date. The term “Commencement Date” is the date the Lease Term commences, which term is defined in Section 2.2.

1.10	Common Area. The term “Common Area” shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including, without limitation, the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

1.11	Common Operating Expenses. The term “Common Operating Expenses” is defined in Section 8.2.

1.12	INTENTIONALLY DELETED.

1.13	Effective Date. The term “Effective Date” shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

1.14	Event of Tenant’s Default. The term “Event of Tenant’s Default” is defined in Section 13.1.

1.15	Hazardous Materials. The terms “Hazardous Materials” and “Hazardous Materials Laws” are defined in Section 7.2.6.

1.16	Insured and Uninsured Peril. The terms “Insured Peril” and “Uninsured Peril” are defined in Section 11.2.5.

1.17	Law(s). The term “Law(s)” shall mean any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order or other requirement of any municipal, county, state, federal or other governmental agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term.

1.18	Lease. The term “Lease” shall mean the Summary and all elements of this Lease identified in Section U of the Summary, all of which are attached hereto and incorporated herein by this reference.

1.19	Lease Term. The term “Lease Term” shall mean the term of this Lease, which shall commence on the Commencement Date and, unless sooner terminated pursuant to this Lease, shall continue for the period specified in Section J of the Summary.

1.20	Lender. The term “Lender” shall mean any beneficiary, mortgagee, secured party, ground or underlying lessor, or other holder of any Security Instrument now or hereafter affecting the Project or any portion thereof.

1.21	Permitted Use. The term “Permitted Use” shall mean the use specified in Section N of the Summary, and no other use shall be permitted.

1.22	Premises. The term “Premises” shall mean that space described in Section D of the Summary that is within the Building.

1.23	Project. The term “Project” shall mean that real property and the improvements thereon which are specified in Section E of the Summary, the aggregate rentable area of which is referred to herein as the “Project Rentable Area”.

1.24	Private Restrictions. The term “Private Restrictions” shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises and/or the Project which exist as of the Effective Date or which are recorded after the Effective Date, including (without limitation) the CCRs; provided, however, that (i) within seven (7) business days from the Effective Date, Landlord will provide to Tenant a true and complete copy of each Private Restriction that exists as of the date hereof, (ii) Landlord represents and warrants to Tenant that none of the Private Restrictions prohibit or interfere with Tenant’s use and enjoyment of the Premises, the Building and/or the Project in accordance with the terms of this Lease, and that Tenant’s use and enjoyment of the Premises, the Building and the Project in accordance with the terms of this Lease will not be a default under or a violation of the Private Restrictions or expose Tenant to any fines, penalties or other similar payments under the Private Restrictions; and (iii) no Private Restriction may hereafter be imposed by Landlord that would interfere with Tenant’s rights under this Lease.

1.25	Real Property Taxes. The term “Real Property Taxes” is defined in Section 8.3.

1.26	Rent. The term “Rent” or “rent” shall mean, collectively, Base Monthly Rent, Additional Rent and all other payments of money payable to Landlord under this Lease, whether or not such payments are specifically denominated as rent hereunder.

1.27	Rentable Area. The term “Rentable Area” as used in this Lease shall mean, with respect to the Premises, the rentable square feet set forth in Section D of the Summary, and, with respect to the Project, the rentable square feet set forth in Section E of the Summary (subject to reformulation pursuant to Section 1.33 below). Landlord and Tenant agree that (i) each has had an opportunity to determine to its satisfaction the actual area of the Project, the Building and the Premises, (ii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iii) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any way of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor.

1.28	Rules and Regulations. INTENTIONALLY OMITTED

1.29	Scheduled Commencement Date. The term “Scheduled Commencement Date” shall mean the date specified in Section I of the Summary.

1.30	Security Instrument. The term “Security Instrument” shall mean any ground or underlying lease, mortgage or deed of trust which now or hereafter affects the Project (or any portion thereof), and any renewal, modification, consolidation, replacement or extension thereof.

1.31	Summary. The term “Summary” shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

1.32	Tenant’s Alterations. The term “Tenant’s Alterations” shall mean all improvements, additions, alterations and fixtures installed in the Premises by or for the benefit of Tenant following the Commencement Date which are not Trade Fixtures.

1.33	Tenant’s Share. The term “Tenant’s Share” shall mean the percentage obtained by dividing Tenant’s Rentable Area by the Project Rentable Area, which, as of the Effective Date, is the percentage identified in Section G of the Summary. In the event the Rentable Area of the Building is increased or decreased, or if Landlord constructs other buildings on the Project, Landlord shall, reformulate Tenant’s Share, as to any or all of the items which comprise Common Operating Expenses, to reflect the Rentable Area of the Premises as a percentage of all Rentable Area of the Building or Project Rentable Area, as applicable. In the event Tenant’s Share is reformulated in accordance with this Section 1.33, Landlord shall promptly provide Tenant notice of such reformulation, together with a written statement showing in reasonable detail the manner in which Tenant’s Share was reformulated.

1.34	Trade Fixtures. The term “Trade Fixtures” shall mean (i) Tenant’s inventory, furniture, signs, business equipment and other personal property, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

ARTICLE 2

DEMISE, CONSTRUCTION, AND ACCEPTANCE

2.1	Demise of Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant’s own use in the conduct of Tenant’s business together with (i) the nonexclusive right to use the number of Tenant’s Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.6), (ii) the non-exclusive right to use the Common Area for ingress to and egress from the Premises, (iii) the right to use the roof of the Building subject to Section 2.7 below, and (iv) the right to post a sign(s) on the exterior of the Building subject to Section 4.4 below. Landlord reserves the use of the exterior walls (subject to Tenant’s right as set forth in Section 4.4 below), the roof (subject to Tenant’s rights as set forth in Section 2.7 below) and the area beneath and above the Premises, together with the right to install, maintain, use and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant’s use of the Premises.

2.2	Commencement Date. On the Scheduled Commencement Date, Landlord shall deliver possession of the Premises to Tenant and the Lease Term shall commence on such date (and such date shall be referred to herein as the “Commencement Date”), subject to Section 2.4. Tenant shall accept possession. Promptly following the delivery of possession of the Premises by Landlord to Tenant, Landlord and Tenant shall together execute a Memorandum of Commencement Date in the form attached as Exhibit D, appropriately completed (but the failure to execute such Memorandum of Commencement Date shall not affect the Commencement Date or Tenant’s obligations hereunder).

2.3	Construction of Improvements. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition “as-is”, except for any latent defects which exist as of the Effective Date. Tenant’s taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of the Premises as complete and in accordance with the terms of this Lease.

2.4	Delay in Delivery of Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date, Landlord shall not be subject to any liability therefore, and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, but, in such case, Tenant shall not be obligated to pay Base Monthly Rent or Tenant’s Share of Common Operating Expenses until the Commencement Date has occurred; provided, however, if Landlord cannot deliver possession of the Premises to Tenant on or before the date (“Outside Commencement Date”) that is thirty (30) days following the Scheduled Commencement Date, Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by providing Landlord with written notice thereof within five (5) days following the Outside Commencement Date (provided, however, in the event that Landlord’s failure to deliver possession of the Premises to Tenant on or before the Outside Commencement Date is attributable, in whole or in part, to any action or inaction by Tenant or Tenant’s Agents, the Outside Commencement Date shall be extended for the period of delay attributable to the action or inaction by Tenant or Tenant’s Agents in question). In the event Tenant provides Landlord with written notice of termination within such five (5) day period, this Lease shall terminate upon such notice and Landlord shall promptly return to Tenant the Rental Fee, any prepaid Rent, the Security Deposit, and any other sums prepaid by Tenant to Landlord under this Lease. In the event Tenant fails to provide Landlord with written notice of termination within such five (5) day period, this Lease shall continue in full force and effect.

2.5	Early Occupancy. If Tenant enters or permits its Agents to enter the Premises prior to the Commencement Date with the written permission of Landlord, it shall do so upon all of the terms of this Lease (including its obligations regarding indemnity and insurance) except those regarding the obligation to pay rent, which shall commence on the Commencement Date.

2.6	Right of First Offer for Expansion Space.

2.6.1	If any other space in the Building (including any space on which Tenant has previously declined or failed to exercise its option under this Section) becomes available for lease at any time during the Lease Term, then Tenant shall have the first right to lease that space under the terms and conditions of this Section. Landlord may not lease such space to any third party until it has complied with the terms of this Section and Tenant has declined or failed to exercise its option in accordance with the terms of this Section.

2.6.2	Landlord shall give Tenant written notice of the availability of the space, such notice to specify the space becoming available, the square footage of that space, the recalculation of Tenant’s Share that would become effective if Tenant was to lease that space, and the anticipated date on which that space will become available. Such notice shall also state that it is given pursuant to Tenant’s right of first offer to lease such space under Section 2.6 of the Lease and that Tenant’s failure to exercise the option to lease such space within thirty (30) days of Tenant’s receipt of the notice shall constitute a waiver of Tenant’s right to lease that space under the terms of this Section at that time. Such notice shall be an offer to lease that space to Tenant on the same terms and conditions (including Base Monthly Rent, calculated on a dollar-per-square foot basis) as then applied to the then-current Premises, regardless of then-current market conditions, except that no Rental Fee shall be due or payable in connection with such other space and that Tenant’s obligation to pay Base Monthly Rent and Tenant’s Share of Common Operating Expenses applicable to that space shall not commence until the first calendar day of the next calendar month after the effective date of Tenant’s acceptance notice. Tenant acknowledges that Tenant shall have no rights to negotiate a lease to any other space in the Building which may come available for lease during this Lease Term on any terms and conditions not specifically set forth in this Article.

2.6.3	Tenant shall have thirty (30) days to respond to Landlord’s notice under Section 2.6.2. If Tenant declines the offer expressed in Landlord’s notice under Section 2.6.2 or fails to respond to said notice within thirty (30) days after such notice is received by Tenant, then Tenant shall be deemed to have waived its rights under this Section with respect to leasing that space at that time; provided, however, that if Landlord has not entered into a lease with a third party for that space within one hundred eighty (180) days after the expiration of that thirty (30) day period, then Tenant’s rights under this Section shall be reinstated for that space. In addition, such a waiver shall not waive, prejudice or otherwise affect Tenant’s right to lease that space under this Section if that space ever again becomes available for lease during the Lease Term.

2.6.4	If Tenant desires to accept the offer to lease the space identified in Landlord’s offer notice under Section 2.6.2, Tenant shall so notify Landlord within thirty (30) days after Tenant’s receipt of that offer notice. If Tenant accepts such offer, then the space identified in Landlord’s offer notice shall automatically be deemed to be added to the Premises as of the latter of (i) the anticipated delivery date set forth in Landlord offer notice under Section 2.6.2; or (ii) the actual date on which possession of that space is tendered to Tenant. Landlord shall use commercially reasonable efforts to deliver the expansion space to Tenant on the anticipated delivery date or as soon thereafter as is practicable; if possession of that space is not tendered to Tenant within ninety (90) days after the anticipated delivery date stated in Landlord’s offer notice, Tenant may, within five (5) days after such anticipated delivery date, as its sole and exclusive remedy, revoke its exercise of the option for that space by giving written notice of revocation to Landlord. If Tenant fails to so revoke the exercise of its option (or is not entitled to revoke the exercise of its option), no further written agreement need be executed by either Party to effectuate the addition of that space to the Premises but each Party shall, upon the request of the other Party, execute and deliver such written confirmation (including, without limitation, an amendment to this Lease) evidencing the addition of that space to the Premises and the terms and conditions applicable thereto. Landlord shall have no liability to Tenant if Landlord is unable to deliver the additional premises in a timely fashion or at all; provided, however, Landlord shall use commercially reasonable efforts to deliver any expansion premises in a timely fashion.

2.7	Roof Rights. In no event shall Tenant have any rights whatsoever to use all or any portion of the roof of the Project to generate income from third parties. Tenant shall, however, be permitted to use the roof of the Building without charge in connection with its own operations in the Premises, including (without limitation) for the installation, operating, maintenance, repair, removal and replacement of mechanical equipment, heating, ventilating and air conditioning equipment, vents, satellite dishes and antennae at Tenant’s own cost and expense. Tenant’s use of the roof for the foregoing purposes shall be subject to the following terms and conditions:

2.7.1	Tenant shall bear all of the costs of designing, purchasing, installing, operating, maintaining, repairing, removing and replacing any of its installations on the roof and for repairing and restoring any damage to the roof arising as a result of the foregoing.

2.7.2	Tenant shall be responsible for obtaining all governmental permits, approvals, licenses and certificates, and all permits, approvals, licenses and certificates required by the Private Restrictions, necessary for the installation, operation, maintenance, repair, removal and replacement of its rooftop equipment, and Tenant shall comply with all applicable laws in doing so. Landlord shall reasonably cooperate in obtaining the same at Tenant’s expense, including (without limitation) signing any applications that are necessarily or appropriately to be made by the owner of the Building. Tenant shall promptly reimburse Landlord upon demand for the Landlord’s reasonable attorneys’, agents’ and consultants’ fees and costs associated with the foregoing.

2.7.3	No satellite dish or antenna shall be permitted if it interferes with transmissions to or from any other satellite dish, antenna, other transmitting equipment or telecommunications equipment then on, in, or near the Project. Provided Tenant immediately commences and diligently pursues such to completion, Tenant shall be afforded a reasonable opportunity to avoid, ameliorate or cure any such interference problem before it is required to cease its own use of any satellite dish or antenna.

2.7.4	All rooftop equipment shall be installed in a manner reasonably satisfactory to Landlord, including visual screening. Without limiting the foregoing, all rooftop equipment must be securely affixed to the roof so as to prevent the dislodging of the rooftop equipment, all wires and cables between the rooftop equipment and the Premises must be installed in existing conduit or in alternative conduit reasonably approved by Landlord and must, if carrying electromagnetic transmissions, be appropriately shielded, and no rooftop equipment may be installed in such a manner as to void any warranty of the roof.

2.7.5	The insurance carried by Tenant under this Lease must also cover any rooftop equipment installed by Tenant.

2.7.6	Notwithstanding any other provision of this Lease, any rooftop equipment (other than vents, exhausts, flues and air handlers) installed by Tenant shall remain Tenant’s personal property, may be removed by Tenant at any time, and shall be removed by Tenant at its expense at the expiration or termination of the Lease Term.

2.7.7	Except as part of an assignment of this Lease or a sublease of all or a portion of the Premises, in either case, as set forth in Article 14 below, Tenant shall not be permitted to assign or sublease its rights to use the roof hereunder, whether or not such assignment or subletting involves income generation.

2.7.8	In the event Tenant violates the provisions of this Section 2.7, in addition to each and every other remedy available to Landlord, hereunder, at law or in equity, Landlord may require the removal of such violating equipment upon written demand to Tenant and/or, if such violation involves income generation, require that Tenant pay to Landlord immediately, upon written demand, any and all sums paid to Tenant and direct than any and all future sums be paid directly to Landlord. The exercise of the foregoing right by Landlord shall not be deemed a waiver of the applicable default by Tenant.

2.7.9	Landlord hereby specifically reserves the right to lease the roof to any party it desires in its sole and absolute discretion; provided, however, such shall not unreasonably interfere with Tenant’s rights hereunder.

ARTICLE 3

RENT

3.1	Base Monthly Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent as follows:

Lease Year 1	$52,731.25 per month

Lease Year 2	$54,840.50 per month

Lease Year 3	$57,034.12 per month

Lease Year 4	$59,315.48 per month

Lease Year 5	$61,688.10 per month

Lease Year 6	$64,155.63 per month

Lease Year 7	$66,721.85 per month

Lease Year 8	$69,390.73 per month

Lease Year 9	$72,166.36 per month

Lease Year 10	$75,053.01 per month

3.2	Additional Rent. Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the “Additional Rent”): (i) any late charges or interest due Landlord pursuant to Section 3.4; (ii) Tenant’s Share of Common Operating Expenses as provided in Section 8.1; (iii) Landlord’s share of any Transfer Consideration received by Tenant upon certain assignments and sublettings as required by Section 14.1; (iv) any legal fees and costs due Landlord pursuant to Section 15.9; and (v) any other sums or charges payable by Tenant pursuant to this Lease.

3.3	Payment of Rent. Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If the date of an increase in Base Monthly Rent does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Sections 5.2, 11.4 and 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section R of the Summary, or at such other place as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and Tenant’s Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term. In the event that the Lease Term commences on a date other than the first day of a calendar month, on the Commencement Date Tenant shall pay to Landlord as Base Monthly Rent for the period from such Commencement Date to the first day of the first full calendar month that proportion of the Base Monthly Rent hereunder which the number of days between such Commencement Date and the first day of the next succeeding calendar month bears to thirty (30); the Base Monthly Rent prepaid pursuant to Section L of the Summary shall then be applied to the Base Monthly Rent due for the first full calendar month of the Lease Term. In the event that the Lease Term is terminated for any reason on a date other than the last day of a calendar month, on the first day of the last calendar month of the Lease Term Tenant shall pay to Landlord as Base Monthly Rent for the period from said first day of said last calendar month to and including the last day of the Lease Term that proportion of the monthly Base Monthly Rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

3.4	Late Charge and Interest. Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Such costs include, but are not limited to, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any Security Instrument, and late charges and penalties that may be imposed due to late payment of Real Property Taxes. Therefore, if any installment of Base Monthly Rent or any payment of Additional Rent or other rent due from Tenant is not received by Landlord in good funds within five (5) days after the applicable due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Section 13.2.3. If any rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

3.5

Security Deposit. Concurrently with its execution of this Lease, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the “Security Deposit”). Landlord may from time to time apply such portion of the Security Deposit as is necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon the expiration or sooner termination of the Lease; and/or (iv) to remedy any other default of Tenant to the extent permitted by Law, including, without limitation, on account of damages owing to Landlord under Section 13.2, and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord shall assign or pay the Security Deposit to any transferee of Landlord’s interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit. If Tenant performs every provision of this Lease to be performed by Tenant, the unused portion of the Security Deposit shall be returned to Tenant (or the last, assignee of Tenant’s interest under this Lease) within fifteen (15) days following the expiration or sooner termination of this Lease and the surrender of the Premises by Tenant to Landlord in accordance with the terms of this Lease. If this Lease is terminated following an Event of Tenant’s Default, the unpaid portion of the Security Deposit, if any, shall be returned to Tenant two (2) weeks after final determination of all damages due Landlord, and, in this respect, the provisions of California Civil Code Section 1950.7 are hereby waived by Tenant.

3.6	Rental Fee. In consideration of Landlord’s agreement to lease the Premises to Tenant, in addition to the other sums which may be due hereunder, Tenant shall pay to Landlord concurrently with the execution of this Lease the sum of One Million Dollars ($1,000,000.00) in lawful money of the United States (“Rental Fee”). The Rental Fee shall be refunded to Tenant if this Lease is terminated by Tenant pursuant to Section 2.4 for any reason other than a delay attributable, in whole or in part, to any action or inaction by Tenant or Tenant’s Agents. If this Lease is not so terminated, then the Rental Fee shall conclusively be the property of Landlord.

ARTICLE 4

USE OF PREMISES

4.1

Limitation on Use. Tenant shall use the Premises solely for the Permitted Use specified in Section N of the Summary and for no other purpose whatsoever without the prior written consent of Landlord, which consent may be withheld and/or conditioned by Landlord in its sole and absolute discretion. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant’s Trade Fixtures and Tenant’s Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (a) materially damage the Building or the Common Area, (b) overload the electrical systems or other mechanical equipment servicing the Building (as the same may be upgraded, improved and/or replaced by Tenant), (c) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning

(“HVAC”) equipment within or servicing the Building (as the same may be upgraded, improved and/or replaced by Tenant), or (d) damage, overload or corrode the sanitary sewer system. Tenant shall not set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within any part of the Premises where the flooring would be damaged by such hard wheels. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (x) create an unreasonable fire or health hazard, (y) damage the Premises, or (z) result in the violation of any Laws. Except for installing signage otherwise permitted by the terms of this Lease, Tenant shall not change the exterior of the Building or, except as may be otherwise permitted by the terms of this Lease, install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises neat, clean and free of nuisances; provided, however, such shall not prohibit Tenant from using the Premises for the Permitted Use pursuant to each and every term and condition of this Lease. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including, without limitation, any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

4.2	Compliance with Regulations. Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering the Premises, the Building, Tenant’s Alterations or which poses an unreasonable risk of damage or injury to the Premises; provided, however, such shall not prohibit Tenant from using the Premises for the Permitted Use pursuant to each and every term and condition of this Lease; and, provided, further, however, that any insurance policy maintained by Landlord must allow the Permitted Use. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.3	Outside Areas. Except as provided in this Lease, no materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises.

4.4

Signs. Subject to the other provisions of this Lease, Tenant shall be permitted to install an identification sign on the roof or exterior wall(s) of the Building similar in size, materials, and lighting to the identification signs installed by comparable tenants in other buildings that are subject to the CCRs. Except for the foregoing signage and entry, directional or safety signage on the doors and loading bays of the Building, Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord, such approval not to be unreasonably withheld, conditioned or delayed, and Landlord shall not discriminate against Tenant in enforcing any restrictions on such signage. All such approved signs shall strictly conform to all Laws, Private Restrictions, and any reasonable sign criteria established by Landlord for the Building from time to time, and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair, and, upon the expiration or sooner termination of this Lease, remove the same and repair any damage caused thereby, all at its sole cost and expense and to the reasonable satisfaction of Landlord.

4.5	No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on the Project or any lands adjacent to the Project by anyone other than Landlord, its principals or affiliates shall in no way affect this Lease or impose any liability on Landlord.

4.6	Parking. Tenant is allocated and shall have the non-exclusive right to use the parking spaces located within the Project from time to time at no extra charge (other than Tenant’s Share of Operating Expenses), for its use and the use of Tenant’s Agents, in common with other tenants of the Project, up to, but not exceeding, the number of allocated parking spaces set forth in Section H of the Summary. The location of the parking spaces to be used by Tenant may be designated from time to time by Landlord but Landlord may not discriminate against Tenant in designating parking spaces in terms of location, size, condition, lighting or safety. Tenant shall not at any time use more parking spaces than the number so allocated to Tenant or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), which right shall be subject to the foregoing provision prohibiting discrimination against Tenant, Tenant shall not use such spaces. Tenant shall not park or store vehicles at the Project for more than twenty four (24) hours without the Landlord’s written consent, which may be withheld in Landlord’s sole and absolute discretion. Such unauthorized vehicles may be towed at Tenant’s expense. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant’s Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. All trucks and delivery vehicles shall be (a) parked in such areas as Landlord may designate from time to time, (b) loaded and unloaded in a manner which does not unreasonably interfere with the businesses of other occupants of the Project, and (c) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Law to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such rules and regulations as are from time to time established by Landlord.

4.7	Rules and Regulations. Landlord may from time to time promulgate such reasonable rules and regulations applicable to the Project and/or the Building as Landlord may, in its reasonable discretion, deem necessary or appropriate for the care and orderly management of the Project and the safety of its tenants and invitees, but any such rules and regulations shall take into account the industrial nature of the use of the Building. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations; but Landlord agrees to not discriminatorily enforce the rules and regulations against Tenant. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such Rules and Regulations.

4.8	Telecommunications. The use of the Premises by Tenant for the Permitted Use specified in Section N of the Summary shall not include using the Premises to provide telecommunications services (including, without limitation, Internet connections) to third parties, it being intended that Tenant’s telecommunications activities within the Premises be strictly limited to such activities as are incidental to general office use.

ARTICLE 5

TRADE FIXTURES AND ALTERATIONS

5.1	Trade Fixtures. Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises; provided, however, if the installation of any Trade Fixtures will necessitate the making of any Tenant’s Alterations, then Tenant shall not be permitted to make such installation unless and until the applicable Tenant’s Alterations have been approved by Landlord pursuant to Section 5.2. All Trade Fixtures shall remain Tenant’s property.

5.2	Tenant’s Alterations. Construction by Tenant of Tenant’s Alterations shall be governed by the following:

5.2.1	Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, except that provided Tenant complies with each and every other term and condition applicable to Alterations, no approval by Landlord shall be required for any Tenant’s Alterations in an amount not to exceed Twenty Five Thousand Dollars ($25,000.00) per Alteration and Seventy Five Thousand Dollars ($75,000.00) in the aggregate per calendar year, that are cosmetic or do not affect the structural integrity of the Building or any base-building system that is Landlord’s responsibility under this Lease to maintain, repair or replace. Except for any Tenant’s Alterations permitted under the preceding sentence without Landlord’s consent, Tenant shall not construct the Tenant’s Alterations until Landlord has approved in writing the plans and specifications therefor, and such Tenant’s Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord (who shall not unreasonably withhold, condition or delay its approval of any such contractor). All Tenant’s Alterations constructed by Tenant shall be constructed by a reputable licensed contractor in accordance with all Laws using materials of good quality.

5.2.2	Tenant shall not commence construction of any Tenant’s Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least ten (10) days’ prior written notice of its intention to commence such construction, and (iv) Tenant has obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

5.2.3	All Tenant’s Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant’s Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, Landlord expressly reserves the right to require Tenant to remove any Tenant’s Alterations prior to the expiration or sooner termination of the Lease Term by providing Tenant with written notice thereof at the time Landlord consents to that particular Tenant’s Alteration.

5.2.4	In addition to any other Tenant’s Alterations permitted by the terms of this Lease, Tenant shall be permitted to demolish and remove concrete tanks and related steel superstructure that are currently in the Premises. The actual verifiable out-of-pocket costs associated with such work up to a maximum amount of Twenty Thousand Dollars ($20,000.00) shall be paid by Landlord. At Tenant’s option and by providing written notice to Landlord, the cost of such work may be paid by Landlord in cash or by offsetting the cost of such work against the Base Monthly Rent due under this Lease. Landlord’s obligation to reimburse Tenant for such costs shall occur only after Tenant has provided Landlord with all applicable lien release waivers, proof of payment by Tenant and such other information as Landlord may reasonably request.

5.3	Alterations Required by Law. Tenant shall, at its sole cost and expense, make any alteration, addition or change of any sort to the Premises, the Building and the Project, that is required by any Law, including, but not limited to, the Americans With Disabilities Act of 1990 (“ADA”), because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval; (iii) Tenant’s construction or installation of any Tenant’s Alterations or Trade Fixtures; or (iv) an Event of Tenant’s Default. Any such alterations, additions or changes shall be made by Tenant in accordance with and subject to the provisions of Section 5.3. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord.

5.4	Tenant’s Initial Alterations.

5.4.1	Notwithstanding any other provision to the contrary contained herein, Tenant’s initial Alterations as set forth on Exhibit C (“Tenant’s Initial Alterations”) shall be deemed approved by Landlord and the procedure set forth in this Section 5.4 shall be followed.

5.4.2	Tenant shall deliver to Landlord prints of permit-submission level documents and specifications (hereinafter referred to collectively as “Tenant’s—Initial Alterations Construction Documents”) for Tenant’s Initial Alterations. The Tenant’s Initial Alterations Construction Documents shall provide for interior improvements consistent with the improvements described on Exhibit C. Within ten (10) days of the receipt by Landlord of a draft of Tenant’s Initial Alterations Construction Documents from Tenant, Landlord shall return to Tenant one (1) set of Tenant’s Initial Alterations Construction Documents marked “Approved,” “Approved as Noted” or “Disapproved as Noted, Revise and Resubmit.” If Tenant’s Initial Alterations Construction Documents are returned to Tenant marked “Approved,” Tenant’s Initial Alterations Construction Documents, as so submitted, shall be deemed approved by Landlord. If Tenant’s Initial Alterations Construction Documents are returned to Tenant marked “Approved as Noted,” the draft of Tenant’s Initial Alterations Construction Documents shall be deemed approved by Landlord; provided, however, that in preparing the final Tenant’s Initial Alterations Construction Documents, Tenant shall incorporate into Tenant’s Initial Alterations Construction Documents the items noted by Landlord. If Tenant’s Initial Alterations Construction Documents are returned to Tenant marked “Disapproved as Noted, Revise and Resubmit,” Tenant shall cause such Tenant’s Initial Alterations Construction Documents to be revised, taking into account the reasons for Landlord’s disapproval and shall resubmit revised plans to Landlord for review within ten (10) days after return of Tenant’s Initial Alterations Construction Documents to Tenant by Landlord. The same procedure shall be repeated until Landlord fully approves Tenant’s Initial Alterations Construction Documents. If Landlord fails to respond to or provide comments to Tenant on the Tenant’s Initial Alterations Construction Documents within the ten (10) day period provided by this Section 5.4, then Landlord shall be deemed to have approved the Tenant’s Initial Alterations Construction Documents. Tenant’s Initial Alterations Construction Documents shall be consistent with, and a logical extension of, the Exhibit C approved by Landlord. Tenant shall be solely responsible for: (l) the completeness of Tenant’s Initial Alterations Construction Documents; (2) the conformity of Tenant’s Initial Alterations Construction Documents with the actual conditions existing in the Premises, (3) the compliance of the Tenant’s Initial Alterations Construction Documents with all applicable Laws, including, without limitation, the ADA. When Tenant’s Initial Alterations Construction Documents are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord and Tenant signing each sheet of Tenant’s Initial Alterations Construction Documents. In all circumstances, Landlord’s approval of Tenant’s Initial Alterations Construction Documents shall be granted in Landlord’s reasonable discretion.

5.4.3	When Tenant’s Initial Alterations Construction Documents have been approved by Landlord, there shall be no material changes without Landlord’s prior written consent (each request for such a change shall be herein referred to as a “Change Request”), which consent shall not be unreasonably withheld, conditioned or delayed. Any and all costs related to such Change Requests shall be paid for by Tenant.

5.4.4	Tenant shall not be required to remove any of Tenant’s Initial Alterations at the expiration or earlier termination of the Lease.

5.4.5	Tenant acknowledges and agrees that Landlord’s review and approval, if granted, of Tenant’s Initial Alterations Construction Documents is solely for the benefit of Landlord and to protect the interests of Landlord in the Project and the Premises. Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the correctness or accuracy of Tenant’s Initial Alterations Construction Documents or of the compliance of Tenant’s Initial Alterations Construction Documents with applicable Laws, or of the conformance or compatibility of Tenant’s Initial Alterations Construction Documents with the actual conditions existing in the Premises. Tenant shall require and be solely responsible for insuring that its architects, engineers and contractors from time to time verify all existing conditions in the Premises (including, without limitation, undertaking a full field verification of such conditions prior to commencing construction of Tenant’s Initial Alterations), insofar as they are relevant to, or may affect, the design and construction of Tenant’s Initial Alterations, and Landlord shall have no liability to Tenant for any inaccuracy or incorrectness in any of the information supplied by Landlord with regard to such conditions. Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of Tenant’s Initial Alterations, any changes to Tenant’s Initial Alterations Construction Documents required by any governmental official.

5.4.6	Promptly following the approval of Tenant’s Initial Alterations Construction Documents and the issuance of the applicable permits (the obtaining of which permits shall be the responsibility of Tenant), Tenant shall commence and to diligently and expeditiously proceed with the construction of the Tenant’s Initial Alterations. Tenant shall complete the Tenant’s Initial Alterations in a good and workmanlike manner, in strict accordance with the approved Tenant’s Initial Alterations Construction Documents and all applicable Laws, and in a lien-free condition. Tenant shall pay for Tenant’s Initial Alterations out of its own funds and without contribution from Landlord.

5.4.7	Landlord shall have the right to enter upon the Premises at times mutually determined by Landlord and Tenant for the purpose of monitoring and inspecting the construction and installation of Tenant’s Initial Alterations. Any such inspection by or on behalf of Landlord shall be solely for the benefit of Landlord and to protect the interests of Landlord in the Project and the Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for, the construction of Tenant’s Initial Alterations.

5.4.8	Tenant shall require that its general contractor maintain commercial general liability insurance in an amount of not less than Five Million Dollars ($5,000,000.00) on a combined single limit basis, builder’s risk insurance as required by Landlord, all workers’ compensation insurance required by law, and such other insurance coverages and in such amounts as Landlord may require from time to time. Tenant shall require that its subcontractors maintain commercial general liability insurance in an amount of not less than One Million Dollars ($1,000,000.00) on a combined single limit basis, builder’s risk insurance as required by Landlord, all workers’ compensation insurance required by law, and such other insurance coverages and in such amounts as Landlord may require from time to time. Landlord shall be named as additional insureds on all such policies of insurance, excluding only workers’ compensation insurance policies.

5.4.9	Within forty-five (45) days following the completion of Tenant’s Initial Alterations, Tenant shall furnish to Landlord, at Tenant’s sole cost and expense, a complete set of plans and specifications, together with a set in electronic format reflecting the actual conditions of Tenant’s Initial Improvements as constructed in the Premises.

5.5	Mechanic’s Liens. Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by or at the direction of Tenant or Tenant’s Agents relating to the Project. If Tenant fails to cause the release of record of any lien(s) filed against the Project (or any portion thereof) or its leasehold interest therein by payment or posting of a proper bond within fifteen (15) days from the date of the lien filing(s), then Landlord may, at Tenant’s expense, cause such lien(s) to be released by any means Landlord deems proper, including, but not limited to, payment of or defense against the claim giving rise to the lien(s). All sums disbursed, deposited or incurred by Landlord in connection with the release of the lien(s) shall be due and payable by Tenant to Landlord on demand by Landlord, together with interest at the Agreed Interest Rate from the date of demand until paid by Tenant.

5.6	Taxes on Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term, including, without limitation, Tenant’s Alterations and Trade Fixtures. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

ARTICLE 6

REPAIR AND MAINTENANCE

6.1	Tenant’s Obligation to Maintain. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition and repair. Except to the extent of Landlord’s express obligations under Section 6.2, Tenant shall, at its sole cost and expense, keep and maintain the Premises in a high standard of maintenance and repair, and in good and sanitary condition. Tenant’s maintenance and repair responsibilities herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, plumbing systems serving only the Premises (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes, ballasts) serving only the Premises, the heating and air conditioning distribution and temperature control systems (such as fans, air handlers, ducts, mixing boxes, thermostats, time clocks, supply and return grills) installed by Tenant and/or serving only the Premises, telecommunication systems within the Premises (including without limitation all distribution throughout the Premises from Tenant’s computer closets), telecommunication systems located outside of the Premises (including without limitation intra Building telephone, telecommunication and network cabling) installed to exclusively serve all or any portion of the Premises, all interior finishes within the Premises (including but not limited to wall coverings, window coverings, carpet, floor coverings), all partitioning, ceilings, and doors (both interior and exterior, including closing mechanisms, latches, and locks) in the Premises, skylights (if any) in the Premises, automatic fire extinguishing systems in the Premises, all other interior improvements of any nature whatsoever in the Premises and any exterior improvements installed within the grounds of the Project by Tenant. Tenant also agrees to provide janitorial services for the Premises. Tenant shall contract with a service company for the quarterly maintenance of the HVAC equipment, with a copy of the service contract to be furnished to Landlord within ten (10) days after opening for business, and a copy of any subsequent contracts to be furnished from time to time. If Tenant needs to access any Building system, including without limitation the Building telecommunication system, Tenant shall have the right to do so only upon the prior written consent of Landlord and by utilization of a contractor consented to by Landlord (such consents not to be unreasonably withheld, conditioned or delayed), provided that, despite any such consent by Landlord, Tenant shall remain fully responsible for the acts, omissions and negligence of any such contractor.

6.2

Landlord’s Obligation to Maintain. Landlord shall repair and maintain, in reasonably good condition, except as provided in Sections 11.2 and 12.3, the following: (i) the structural components of the Building, (ii) the Common Area of the Building, (iii) the electrical, life safety, plumbing, sewage and HVAC systems serving the Building, installed or furnished by Landlord not serving only the Premises, and (iv) the Building exterior, landscaping and parking, except any exterior improvements installed within the grounds of the Project by Tenant. Except when Landlord’s failure is a result of gross negligence or willful misconduct, it is an express condition precedent to all Landlord’s obligations to repair and maintain that Tenant shall have first notified Landlord in writing of the need for such repairs and maintenance. The cost of such maintenance, repair and services shall be included as part of Common Operating Expenses unless such maintenance, repairs or services are necessitated, in whole or in part, by the act, neglect, fault or omission of Tenant or Tenant’s Agents, in which case Tenant shall pay to Landlord the cost of such maintenance, repairs and services within ten (10) days following Landlord’s written demand therefor. Tenant hereby waives all rights provided for by the provisions of Sections 1941 and 1942 of the California Civil Code and any present or future Laws regarding Tenant’s right to make repairs at the expense of Landlord and/or to terminate this Lease because of the condition of the Premises.

6.3	Control of Common Area. Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, exercisable in its sole and absolute discretion and without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area, including, without limitation, changes in the location of driveways, entrances, passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project; provided, however, that if such change is not required by the U.S. Postal Service or other governmental authority, then Landlord shall pay all costs incurred by Tenant as a result of the change of name or address (including, without limitation, the cost of new stationery and business cards and the cost of notifying all of Tenant’s customers, lenders, service providers and other business contacts). Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (a) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (b) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant’s use of the Premises without first obtaining Tenant’s consent, which consent may be withheld by Tenant is its sole and absolute discretion.

ARTICLE 7

WASTE DISPOSAL AND UTILITIES

7.1	Waste Disposal. Tenant shall store its trash and rubbish in exterior dumpsters in an area set aside for that purpose by Landlord. Tenant shall bear the cost of obtaining its own dumpsters and, unless such service is provided by the association operating under the CCRs, Tenant shall make its own arrangements, at its own cost, for trash removal on a regular basis.

7.2	Hazardous Materials. Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials in, on or about the Project:

7.2.1	Except as otherwise permitted pursuant to this Section 7.2, any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant’s Agents after the Effective Date in or about the Project is strictly prohibited.

7.2.2	If the presence of Hazardous Materials in, on or about the Project caused or permitted by Tenant or Tenant’s Agents results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof.

7.2.3	Tenant may use small quantities of household chemicals such as adhesives, lubricants and cleaning fluids in order to conduct its business at the Premises. Tenant may also use such other Hazardous Materials as are reasonably necessary for the operation of Tenant’s business, Landlord acknowledging that Tenant’s business is manufacturing and involves substantial amounts of Hazardous Materials, subject to Tenant’s compliance with this Section 7.2. Tenant agrees that during its use and occupancy of the Premises it will: (1) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant’s business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project except in compliance with this Section 7.2; (2) comply with all Hazardous Materials Laws relating to the Premises and the use of Hazardous Materials on or about the Premises and not engage in or permit others to engage in any activity at the Premises in violation of any Hazardous Materials Laws; and (3) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, any Building or the Project relating to any Hazardous Materials or under any Hazardous Materials Laws; (B) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Laws; or (C) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Article 7.

7.2.4

Prior to the execution of this Lease Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate (“Certificate”) a copy of which is attached hereto as Exhibit H and incorporated herein by reference. Tenant covenants, represents and warrants to Landlord that the information in the Certificate is true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant’s Agents. Tenant shall, on each anniversary of the Effective Date and at such other times as Tenant desires to manufacture, treat, use or store on or about the Premises new or additional Hazardous Materials which were not listed on the Certificate, complete, execute and deliver to Landlord an updated

Hazardous Materials Disclosure Certificate (each, an “Updated Certificate”) describing Tenant’s then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Certificates shall be in the same format as that which is set forth in Exhibit H or in such updated format as Landlord may require from time to time. Tenant shall deliver an Updated Certificate to Landlord not less than thirty (30) days prior to the date Tenant intends to commence the manufacture, treatment, use or storage of new or additional Hazardous Materials on or about the Premises, and, if more than five (5) gallons of the new or additional Hazardous Material are proposed to be used at the Premises, Landlord shall have the right to approve or disapprove (such approval not to be unreasonably withheld, conditioned or delayed) such new or additional Hazardous Materials in its sole and absolute discretion. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Certificate or as otherwise approved by Landlord in writing in accordance with this Article 7.

7.2.5

Upon reasonable notice to Tenant and, except in an emergency, when escorted by an employee or agent designated by Tenant for such purpose if such employee or agent is available at such time, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Hazardous Materials Laws. Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term of this Lease. In the event such inspections reveal the presence of any such Hazardous Material or other condition or activity in violation of the requirements of this Lease or of any Hazardous Materials Laws arising from the acts of Tenant or Tenant’s Agents, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Any inspection by or for Landlord under this Section shall be subject to the confidentiality requirements set forth in Section 15.1 below. Except for vacating at the scheduled expiration of the Lease Term, Tenant agrees to give Landlord at least sixty (60) days prior notice of its intention to vacate the Premises so that Landlord will have an opportunity to perform such an inspection prior to such vacation. Notwithstanding the foregoing, Tenant shall, at Tenant’s sole cost and expense, within ninety (90) days before the expiration or earlier termination of this Lease, provide Landlord and the applicable governmental authorities, with a complete closure plan for the Premises for said parties review and approval. Once the aforementioned closure plan has been approved by all applicable parties, Tenant shall diligently pursue such closure plan to completion and obtain a “no further action” letter from any and all governing bodies. The right granted to

Landlord herein to perform inspections shall not create a duty on Landlord’s part to inspect the Premises, or liability on the part of Landlord for Tenant’s use, storage, manufacture, treatment or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection with the use, storage, manufacture, treatment or disposal of Hazardous Materials by Tenant or Tenant’s Agents.

7.2.6	As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term “Hazardous Materials” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) deemed as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601) (“CERCLA”) or any regulations promulgated under CERCLA; (iv) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (v) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (vi) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (vii) polychlorinated biphenyls; (viii) lead and lead-containing materials; or (ix) any additional substance, material or waste that is listed as hazardous or toxic by any other Hazardous Material Law. As used herein, the term “Hazardous Material Law(s)” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Materials.

7.2.7	If Tenant’s use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, any Building or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with: (i) the requirements of (A) all Hazardous Materials Laws and (B) any governmental agency or authority responsible for the enforcement of any Hazardous Materials Laws; and (ii) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, any Building or the Project.

7.2.8

Landlord shall have the right, but not the obligation, prior or subsequent to an Event of Tenant’s Default, without in any way limiting Landlord’s other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises, any Building or the Project in violation of Tenant’s obligations under this Lease or under any Hazardous Materials Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant’s agent, to negotiate, defend, approve and appeal, at Tenant’s expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Article 7 shall be payable by Tenant upon demand.

7.2.9	Notwithstanding any provision contained herein to the contrary, Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Tenant or Tenant’s Agents, and, with respect to any contamination or other conditions resulting from the actions or inaction of Tenant or Tenant’s Agents, in a condition which complies with all Hazardous Materials Laws and any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, any Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Tenant’s use of Hazardous Materials in or about the Premises.

7.2.10	Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Materials on or about the Project caused, contributed to or permitted by Tenant or Tenant’s Agents.

7.2.11	Landlord shall indemnify, defend upon demand with counsel reasonably acceptable to Tenant and hold harmless Tenant from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys’ fees, experts’ fees, court costs, remediation costs, investigation costs, and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of any Hazardous Materials on or about the Project prior to the Commencement Date.

7.2.12	The obligations of Landlord and Tenant under this Section 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Section 7.2. In the event of any inconsistency between any other part of this Lease and this Section 7.2, the terms of this Section 7.2 shall control.

7.3	Utilities: Except as otherwise provided in this Section 7.3 or any other provision of this Lease, all charges for water, gas, electricity, sewer service, waste pick-up and other utilities at the Project shall be included as part of Common Operating Expenses. Notwithstanding the foregoing, (i) Tenant shall be responsible for the payment of all telecommunications services provided to the Premises, and (ii) Tenant shall use commercially reasonable efforts to directly meter or, if direct metering is not practicable, submeter or checkmeter, its use of electricity, gas, water and other utilities used in the Premises so that Tenant may be billed directly by the utility providing the same or so that the cost of Tenant’s use of the same can be identified. If Tenant cannot make such arrangements for direct metering with the utility providing any of the foregoing services and submetering or checkmetering is utilized so that Landlord is responsible for obtaining the service and paying for the service, then Landlord may charge Tenant, as Additional Rent, a sum equal to the metered consumption of Tenant’s use of such utility service.

7.4	Utilities and Services. Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services described in Section 6.2. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall rent be abated by reason of failure to furnish any of the foregoing items as a result of (a) accident, breakage or repairs; (b) strikes, lockouts or other labor disturbance or labor dispute of any character; (c) governmental regulation, moratorium or other governmental action; (d) inability, despite the exercise of reasonable diligence, to obtain any of the foregoing utilities or services; (e) interruption necessary to install or repair facilities in the Building, or (f) any other causes beyond Landlord’s reasonable control. In the event of any failure, stoppage or interruption of such utilities or services, Landlord shall diligently attempt to promptly resume the utilities or service in question.

7.5	Compliance with Regulations. Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including, without limitation, any rationing, limitation or other control, together with all rules, regulations and requirements promulgated by Landlord from time to time to conserve utilities and/or reduce utilities costs. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

7.6	Window Treatments: Landlord reserves the right, exercisable in its sole and absolute discretion, to install and/or apply at its sole expense and not as a Common Operating Expense any treatments to the interior and/or exterior surfaces of any windows of the Premises as Landlord may from time to time desire; provided, however, if such is necessary due to Tenant’s specific use of the Premises, the cost of such shall be amortized on a straight line basis over the useful life of such treatment and passed through to Tenant as Additional Rent hereunder.

ARTICLE 8

COMMON OPERATING EXPENSES

8.1	Tenant’s Obligation to Pay Common Operating Expenses. Beginning with the Commencement Date, Tenant shall pay to Landlord, in addition to the Base Monthly Rent, Tenant’s Share of Common Operating Expenses (“Additional Rent”). The Additional Rent due hereunder shall be paid to Landlord monthly, in advance, in an amount reasonably estimated by Landlord to be Landlord’s approximate average monthly expenditure for such Additional Rent, which estimated amount shall be reconciled at the end of each calendar year as compared to Landlord’s actual expenditure for said Additional Rent items, and, by April 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement (each, an “Expense Statement”) showing the actual Additional Rent due to Landlord for the prior calendar year. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord applying any amount of estimated payments made by Tenant in excess of Landlord’s actual expenditures for said Additional Rent to Additional Rent next becoming due (or, if the Lease Term will expire before such credit can be fully utilized or if the Lease Term has already expired, Landlord shall reimburse Tenant in cash). The respective obligations of Landlord and Tenant under this Article 8 shall survive the expiration or other termination of this Lease, and if the Lease Term shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the Lease Term expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

8.2	Common Operating Expenses Defined. Subject to the exclusions set forth in Section 8.4, the term “Common Operating Expenses” shall be determined as if the Project were one hundred percent (100%) occupied and shall mean the following:

8.2.1

All costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project and maintaining and repairing the structural components of the Building; (ii) maintenance of the liability, fire, property damage and any other insurance covering the Project carried by Landlord pursuant to Section 9.2 or otherwise (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Project (including lighting, trash removal and water for landscaping irrigation); (v) complying with all Laws and Private Restrictions applicable to the Project; (vi) operating, maintaining, repairing, cleaning, painting, restriping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; and (viii) providing security;

8.2.2	The following costs: (i) Real Property Taxes as defined in Section 8.3; (ii) the amount of any deductible paid by Landlord under any insurance maintained by Landlord; and (iii) that portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Sections 8.2.1 or 8.2.4 that is fairly allocable to the Project;

8.2.3	Commercially reasonable fees for management services or other third party rendered by either Landlord or a third party engaged by Landlord (which may be a party affiliated with Landlord), in an amount not to exceed two percent (2%) of Rent payable hereunder; and

8.2.4	All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles.

8.3

Real Property Taxes. The term “Real Property Taxes” shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord’s business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Taxes described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord’s business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term “Real Property Taxes” for purposes of this Lease. If any Real

Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Taxes that is fairly allocable to the Project shall be included within the meaning of the term “Real Property Taxes.” Notwithstanding the foregoing the term “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources. “Real Property Taxes” shall also include any costs and expenses incurred by Landlord in connection with appealing and/or contesting any Real Property Taxes.

8.4	Exclusions from Common Operating Expenses. Notwithstanding anything in this Lease to the contrary, the following expenses shall not be Common Operating Expenses:

8.4.1	Costs of the original construction of the Building or of altering the Building in the future and costs of remedying latent defects in the design or construction of the Building.

8.4.2	Costs of advertising, public relations, promotional events, leasing commissions, legal fees, space planning and architectural and engineering fees, construction allowances and costs, permit and licensing fees, moving expenses, other leasing concessions, and other costs incurred in procuring or retaining tenants for the Building or in building-out, renovating, fixturing, furnishing or otherwise improving space in the Building for the use of tenants.

8.4.3	Salaries, wages and other compensation payable to any officer, executive or employee of Landlord above the level of building manager.

8.4.4	Utilities and other similar expenses incurred directly by or on behalf of any tenant of the Building whose space is metered, submetered or checkmetered, and the cost of any overtime HVAC service provided to any tenant.

8.4.5	Except as set forth in Section 8.2.3, the cost (including any foregone rent) of any on-site management or leasing office.

8.4.6	Any expense for which Landlord receives or is entitled to receive reimbursement or coverage from insurance proceeds, condemnation awards, warranties, guaranties, or other third parties.

8.4.7	Costs incurred in enforcing leases, or as a result of any default by Landlord or any tenant under a lease, or in connection with disputes with prospective or actual lenders, tenants, employees, consultants, management agents, leasing agents, purchasers, or ground lessors.

8.4.8	Debt service, ground rent and costs incurred in connection with the sale, financing, mortgaging, or change of ownership of the Building; provided, however, any increase in Property Taxes shall be considered part of Common Operating Expenses.

8.4.9	General overhead, general administrative expenses, accounting, record-keeping and clerical support of Landlord or its managing agent (if any) and any costs associated with the on-going business operations of Landlord that are not related to the operation of the Project itself.

8.4.10	Costs of a capital nature or costs that would be capitalized under generally accepted accounting principles, except that the capital costs (amortized on a straight line basis over the useful life of the item) of capital replacements or improvements that are made to lower what would otherwise be Common Operating Expenses shall be included in Common Operating Expenses.

8.4.11	Increased insurance premiums arising from Landlord’s or any other tenant’s dangerous or hazardous acts or for improvements in premises leased to other tenants.

8.4.12	Costs arising from the presence of Hazardous Materials in, under or about the Building or the Project.

8.4.13	Non-cash items such as deductions for depreciation and amortization, bad debt losses, rent losses and reserves.

8.4.14	Costs of sculpture, paintings or other works of art, charitable, political or other contributions, and dues to professional, social or other organizations.

8.4.15	Costs of defending Landlord’s title to the Building or the land on which it is located.

8.5

Tenant’s Right to Audit. Tenant, at its sole expense, shall have the right within thirty (30) days after the delivery of an Expense Statement to review and audit Landlord’s books and records regarding such Expense Statement for the sole purpose of determining the accuracy of such Expense Statement. Such review or audit shall be performed by a nationally recognized accounting firm that calculates its fees with respect to hours actually worked and that does not discount its time or rate (as opposed to a calculation based upon percentage of recoveries or other incentive arrangement), shall take place during normal business hours in the office of Landlord or Landlord’s property manager and shall be completed within three (3) business days after the commencement thereof. If Tenant does not so review or audit Landlord’s books and records, Landlord’s Expense Statement shall be final and binding upon Tenant. In the event that Tenant determines on the basis of its review of Landlord’s books and records that the amount of Expenses paid by Tenant pursuant to this Paragraph 8 for the period covered by such Expense Statement (an “Expense Period”) is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or, if Landlord concurs with the results of such audit in its reasonable discretion, Landlord shall promptly refund any excess payment to Tenant, as the case may be. In the event such audit determines that the actual amount of Expenses paid by Tenant during any Expense Period exceeds the amount properly payable by Tenant hereunder during such Expense Period by an amount greater than six percent (6%) of the actual Expenses properly chargeable to Tenant during such Expense Period, then Landlord shall reimburse Tenant (in the form of a credit against the Rent next coming due hereunder or, if the Term has previously expired, in the form of a direct payment) for the reasonable costs of such audit. For purposes of determining whether the actual amount of Expenses paid by Tenant during an Expense Period exceeds the amount properly payable by Tenant hereunder by more than six percent (6%), the parties shall take into account amounts improperly included by Landlord in the calculation of Expenses, but specifically excluding any amount attributable to a disagreement over or an improper determination of an amortization period. By way of example only, the parties shall take into account an amount charged to Tenant but specifically excluded under the list set forth in Section 8.4 above, but shall disregard any excess amount improperly included within Expenses attributable to Landlord’s utilization of an incorrect amortization period for capital expenses.

ARTICLE 9

INSURANCE

9.1	Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

9.1.1	Tenant shall procure, pay for and keep in full force and effect the following:

9.1.1.1	Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Liability Insurance Minimum specified in Section Q of the Summary, which insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in Section 10.3;

9.1.1.2	Such other insurance that from time to time is either (i) reasonably required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses in the vicinity of the Project; and

9.1.1.3	A policy or policies of fire and property damage insurance in “all risk” form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the Premises, including, but not limited to, the Tenant Trade Fixtures and the Tenant Alterations, for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of leasehold improvements, and, if desired by Tenant, such other items so insured. Tenant shall also maintain a policy or policies of worker’s compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

9.1.2	Each policy of insurance required to be carried by Tenant pursuant to this Section 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord and having a rating of A+, VIII or better in “Best’s Insurance Guide;” (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord; (vi) shall not have a “deductible” in excess of such amount as is reasonably approved by Landlord; (vii) shall contain a cross liability endorsement; (viii) shall contain a “severability” clause; and (ix) shall be in such form and include such endorsements as may be reasonably required by any Lender or insurance advisor of Landlord. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1 provided such blanket insurance shall have a Landlord’s protective liability endorsement attached thereto in a form acceptable to Landlord.

9.1.3	A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 (appropriately authenticated by the insurer) or a certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than five (5) days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Section 9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Section 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate.

9.2	Landlord’s Insurance. Landlord shall have the following obligations and options regarding insurance:

9.2.1

Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “all risk” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than eighteen (18) months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Such fire and property damage insurance (i) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including, without limitation, earthquake and/or flood, and to provide such additional coverage as Landlord reasonably requires, and (ii) shall contain reasonable “deductibles” which, in the case of earthquake and flood insurance, may be up to fifteen percent (15%) of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant’s Alterations.

9.2.2	Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

9.3	Tenant’s Obligation to Reimburse. If Landlord’s insurance rates for the Project are increased at any time during the Lease Term as a result of the nature of Tenant’s use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase within fifteen (15) days following receipt of a bill from Landlord therefor.

9.4	Release and Waiver of Subrogation. Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s Agents on account of loss and damage occasioned to the property of such waiving party to the extent only that such loss or damage is required to be insured against under any “all risk” property insurance policies required by this Article 9; provided, however, that (i) the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease, and (ii) if any loss is due to the act, omission or negligence or willful misconduct of Tenant or its agents, employees, contractors, guests or invitees, Tenant’s liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder. By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any “all-risk” property insurance policies required by this Article 9, even though such loss or damage might be occasioned by the negligence of such party or its Agents. The provisions of this Section 9.4 shall not limit the indemnification, hold harmless and/or defense provisions elsewhere contained in this Lease.

ARTICLE 10

LIMITATION ON LANDLORD’S

LIABILITY AND INDEMNITY

10.1

Limitation on Landlord’s Liability. Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant’s Agents, damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any cause, including, without limitation, any of the following: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or any other conditions; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise; or (vi) any patent defect to the Premises, Building or Project. Notwithstanding the foregoing but subject to Section 9.4 and Section 10.2, Landlord shall be liable for any such injury, damage or loss to the extent caused by Landlord’s or Landlord’s Agents willful misconduct or gross negligence; provided, however, notwithstanding anything contained in this Lease to the contrary, in no event shall Landlord be liable to Tenant for lost profits, consequential damages and/or incidental damages of any kind or nature.

10.2	Limitation on Tenant’s Recourse. If Landlord is a corporation, trust, partnership, limited liability company, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals or representatives of such business entity, and (ii) Tenant shall not have recourse to the assets of such of officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant hereby waives and releases the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, principals or representative from personal liability for the obligations of Landlord under this Lease, and Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord hereunder and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations. The limitations of this Section do not apply to any entitlement Tenant may have for the return of the Rental Fee pursuant to Section 2.4 of this Lease.

10.3	Indemnification of Landlord. To the fullest extent permitted by law, Tenant shall hold harmless, indemnify and defend Landlord, and its Agents, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than to the extent of the negligence 7of Landlord) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its Agents, wherever the same may occur, or (iii) an Event of Tenant’s Default. The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease.

ARTICLE 11

DAMAGE TO PREMISES

11.1	Landlord’s Duty to Restore. If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on expiration or termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord’s obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant’s Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Section 9.1.1.2 shall be used for such purpose.

11.2	Landlord’s Right to Terminate. Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised by delivery to Tenant of a written notice of election to terminate within forty-five (45) days after the date of such damage:

11.2.1	The Project is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds ten percent (10%) of the then actual replacement cost thereof, or the Premises is damaged to such an extent that the estimated cost to restore exceeds twenty-five percent (25%) of the then actual replacement cost thereof, unless Tenant volunteers to pay the excess replacement cost and provides Landlord with reasonable assurances of Tenant’s ability to so pay;

11.2.2	Either the Project or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds two percent (2%) of the then actual replacement cost of the Building, unless Tenant volunteers to pay the excess replacement cost and provides Landlord with reasonable assurances of Tenant’s ability to so pay;

11.2.3	The Premises are materially damaged by any peril within twelve (12) months of the last day of the Lease Term; or

11.2.4	Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

11.2.5	As used herein, the following terms shall have the following meanings: (i) the term “Insured Peril” shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord (and which are not required to be paid to any Lender) are sufficient (except for any “deductible” amount specified by such insurance) to restore the Project under then existing Laws to the condition existing immediately prior to the damage and any peril which would have been an Insured Peril but for the failure of the Landlord to carry insurance required to be carried hereunder; and (ii) the term “Uninsured Peril” shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the “deductible” for earthquake or flood insurance, if any, exceeds two percent (2%) of the replacement cost of the improvements insured, the excess deductible shall, at Landlord’s election, be deemed an “Uninsured Peril” for purposes of this Lease.

11.3	Tenant’s Right to Terminate. If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within thirty (30) days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

11.3.1	The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within two hundred seventy (270) days after the date of such damage; or

11.3.2	The Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within ninety (90) days after the date of such damage.

11.4	Abatement of Rent. In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and Tenant’s Share of Common Operating Expenses shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

ARTICLE 12

CONDEMNATION

12.1	Total Taking—Premises. If title to the Premises or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date possession of the Premises or part thereof is so taken.

12.2	Partial Taking—Project. If title to ten percent (10%) or more of the improved portion of the Project is taken for any public or quasi-public use under any statute or by right of eminent domain, Landlord shall have the right to terminate this Lease as of the date possession of such portion of the Project is so taken by providing Tenant with written notice thereof no less than sixty (60) days prior to possession being so taken. Termination of this Lease by Landlord hereunder shall be done in a non-discriminatory manner.

12.3	Partial Taking—Premises. If any part of the Premises is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part is reasonably suitable for Tenant’s continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date possession of such part of the Premises is taken and Base Monthly Rent and Tenant’s Share of Common Operating Expenses shall be reduced in the same proportion that the floor area of the portion of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises, as reasonably determined by Landlord. Landlord shall, at its own cost and expense, make all necessary repairs and alterations to the Premises so as to make the portion of the Premises not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises. If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon written notice to Tenant. Base Monthly Rent and Tenant’s Share of Common Operating Expenses due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is substantial interference with Tenant’s use of the Premises, as reasonably determined by Landlord. Each party hereby waives the provisions of Sections 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or the Premises.

12.4

No Apportionment of Award. No award for any partial or total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any partial or entire taking. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant to the extent that Tenant’s separate award does not interfere with Landlord’s award.

12.5	Temporary Taking. No temporary taking of the Premises (which for purposes hereof shall mean a taking of all or any part of the Premises for one hundred eighty (180) days or less) shall terminate this Lease or give Tenant any right to abatement or reduction in Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section 12.5.

12.6	Sale Under Threat of Condemnation. A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article 12.

ARTICLE 13

DEFAULT AND REMEDIES

13.1	Events of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):

13.1.1	Tenant shall have failed to pay any Rent, including, but not limited to, Base Monthly Rent, Additional Rent and the Rental Fee, when due, and such failure is not cured within three (3) days after delivery of written notice from Landlord or Landlord’s counsel specifying such failure to pay; or

13.1.2	Tenant shall have failed to perform any term, covenant, or condition of this Lease except those requiring the payment of Rent, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said thirty (30) day period, or if such breach could not be reasonably cured within said thirty (30) day period, Tenant shall have failed to commence such cure within said thirty (30) day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed ninety (90) days from the date of Landlord’s notice; or

13.1.3	Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

13.1.4	Tenant shall have abandoned the Premises; or

13.1.5	The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed or stayed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, in the event that any provision of this Section 13.1.5 is contrary to any applicable Law, such provision shall be of no force or effect;

13.1.6	Tenant shall have failed to deliver documents required of it pursuant to Section 15.4 or Section 15.6 within the time periods specified therein; or

13.1.7	Chronic delinquency by Tenant in the payment of any Rent. For purposes of this Lease, “Chronic delinquency” shall mean failure by Tenant to pay within five (5) days of the due date any Base Monthly Rent for any three (3) months (consecutive or non-consecutive) during any calendar year during the Lease Term. This section shall in no way limit, nor be construed as a waiver of the rights and remedies of Landlord provided hereunder or by law in the event of even one (1) instance of delinquency in the payment of Rent by Tenant. In the event of chronic delinquency, at Landlord’s option, Landlord shall have the right, in addition to all other rights under this Lease and at law, to require that all Rent be paid by Tenant on a quarterly basis, in advance.

13.2	Landlord’s Remedies. If an Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort to cumulatively or in the alternative:

13.2.1	Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within three (3) days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

13.2.2	Landlord may enter the Premises and re-lease them to third parties for Tenant’s account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including, without limitation, brokers’ commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notices Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

13.2.3	Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 13.2.3 shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the event such actions do not affect a termination of Tenant’s right to possession of the Premises.

13.2.4	In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 13.2.3, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease and/or any Laws, including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Tenant acknowledges and agrees that the express standards and conditions set forth in Article 14 below relating to assignments of this Lease and sublettings of the Premises are reasonable at the time this Lease is executed by Tenant.

13.2.5

In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (iii) the term “rent” includes Base Monthly Rent, Additional Rent and the Rental Fee. Such damages shall include, without limitation:

13.2.5.1	The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

13.2.5.2	Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant’s default.

13.2.6	Nothing in this Section 13.2 shall limit Landlord’s right to indemnification from Tenant as provided in Section 7.2 and Section 10.3. Any notice given by Landlord in order to satisfy the requirements of Section 13.1.1 or 13.1.2 above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

13.3	Waiver. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

13.4	INTENTIONALLY OMITTED

13.5	Waiver by Tenant of Certain Remedies. Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including, without limitation, the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

13.6	Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder except for the provision of services pursuant to Sections 6.2 and 7.4 unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice from Tenant to Landlord (and any Lender who have provided Tenant with notice) specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. Tenant expressly waives any right to terminate this Lease or to claim a constructive eviction by reason of any default by Landlord hereunder.

13.7	Limitation of Landlord Liability. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord: (i) the sole and exclusive remedy and source of recovery for any judgment or award shall be against Landlord’s interest in the Premises, except for any obligation Landlord may have under Section 2.4 of this Lease to return the Rental Fee; (ii) no partner, member, shareholder or other owner of any entity that is the Landlord (collectively, “Landlord Owner”) shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership); (iii) no service of process shall be made against any Landlord Owner (except as may be necessary to secure jurisdiction of Landlord); (iv) no Landlord Owner shall be required to answer or otherwise plead to any service of process; (v) no judgment will be taken against any Landlord Owner except for any obligation Landlord may have under Section 2.4 of this Lease to return the Rental Fee; (vi) any judgment taken against any Landlord Owner may be vacated and set aside at any time without hearing except any relating to Landlord’s obligation to return the Rental Fee if required to do so by the terms of Section 2.4 of this Lease; (vii) no writ of execution will ever be levied against the assets of any Landlord Owner except for any obligation Landlord may have to return the Rental Fee under the terms of Section 2.4 of this Lease; and (viii) these covenants and agreements are enforceable both by Landlord and by any Landlord Owner. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

ARTICLE 14

ASSIGNMENT AND SUBLETTING,

14.1	Transfer By Tenant. The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as “Tenant”):

14.1.1	Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed (subject to Section 14.1.2 and Section 14.1.4 below): (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant or any parent, subsidiary or other affiliate of Tenant; or (ii) assign its interest in this Lease except to any third party who acquires, merges with, or consolidates with Tenant or to any parent, subsidiary or other affiliate of Tenant. In no event shall Tenant mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner, or materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in connection with the evaluation, processing and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted. Landlord’s reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord’s behalf of (a) Hazardous Materials (as defined in Section 7.2.6 of this Lease) used, stored, released, or disposed of by the potential subtenant or assignee, and/or (b) violations of Hazardous Materials Law (as defined in Section 7.2.6 of this Lease) by Tenant or the proposed subtenant or assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (x) is in a form reasonably approved by Landlord, (y) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to Section 14.1.2, and (z) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Except as set forth above, any attempted Transfer without Landlord’s consent shall constitute an Event of Tenant’s Default and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

14.1.2	At least thirty (30) days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three (3) years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee’s business to be carried out in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord’s then-standard Hazardous Materials Questionnaire or Hazardous Materials Disclosure Certificate, if any. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven (7) days after Landlord’s receipt of such notice from Tenant. Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (a) fifteen (15) business days of receipt of such request together with the required accompanying documentation, or (b) seven (7) days after Landlord’s receipt of all information which Landlord reasonably requests within seven (7) days after it receives Tenant’s first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, Landlord will be deemed to have withheld it consent to the Transfer in question. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer. Provided Landlord actually receives Tenant’s written notice of proposed Transfer required to be given pursuant to this Section 14.1.2, Landlord shall respond to such notice in a timely fashion.

14.1.3	Tenant agrees, by way of example and without limitation, that its shall not be unreasonable for Landlord to withhold its consent to a proposed Transfer if any of the following situations exist or may exist:

14.1.3.1	Landlord determines that the proposed assignee’s or sublessee’s use of the Premises conflicts with Article 4 above, presents an unacceptable risk, as determined by Landlord, under Section 7.2 above, or conflicts with any other provision under this Lease;

14.1.3.2	Landlord determines that the proposed assignee or sublessee is not as financially responsible as Tenant as of the Effective Date;

14.1.3.3	An Event of Tenant’s Default (or any act or omission which, with the giving of notice or the passage of time, or both, would constitute an Event of Tenant’s Default) has occurred and is continuing at the time of Tenant’s request for Landlord’s consent, or as of the effective date of such assignment or subletting;

14.1.3.4	Landlord determines that the proposed assignment or subletting would breach a covenant, condition or restriction in some other lease, financing agreement or other agreement relating to the Project, the Building, the Premises or this Lease;

14.1.3.5	The proposed assignee’s or sublessee’s use of the Premises would place additional burdens on the Project and/or its operation, including, without limitation, the Common Area and the utilities.

14.1.4	If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

14.1.4.1	Tenant shall not be released of its liability for the performance of all of its obligations under this Lease.

14.1.4.2	If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord fifty percent (50%) of all Transfer Consideration (as defined in Section 14.1.4.5) received by Tenant over and above (i) the assignee’s agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Transfer Consideration owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Transfer Consideration is paid to Tenant by the assignee.

14.1.4.3	If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord fifty percent (50%) of the positive difference, if any, between (i) all Transfer Consideration paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Tenant’s Share of Common Area Expenses allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Transfer Consideration is paid to Tenant by its subtenant. In calculating Landlord’s share of any periodic payments, all Permitted Transfer Costs shall be amortized on a straight-line basis over the term of the assignment or sublease in question and such amortized amount shall first recovered by Tenant on a monthly basis over the term of the assignment or sublease in question.

14.1.4.4

Tenant’s obligations under this Section 14.1.4 shall survive any Transfer, and Tenant’s failure to perform its obligations hereunder shall be an Event of Tenant’s Default. At the time Tenant makes any payment to Landlord required by this Section 14.1.4, Tenant shall deliver to Landlord an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant’s books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Transfer Consideration and other amounts that are to be paid to Tenant in connection with such Transfer.

14.1.4.5	As used in this Section 14.1.4, the term “Transfer Consideration” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this Section 14.1.5, the term “Permitted Transfer Costs” shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, (ii) all reasonable attorneys’ fees incurred by Tenant with respect to negotiating the Transfer in question, and (iii) all tenant improvement allowances, build-out costs, moving expenses and other concessions or inducements given by Tenant and reasonably approved by Landlord to the assignee or subtenant in connection with the Transfer.

14.1.5	The sale of all or substantially all of Tenant’s assets (other than bulk sales in the ordinary course of business), any dissolution of Tenant, or, if Tenant is a corporation, an unincorporated association, a partnership or a limited liability company, the transfer, assignment and/or hypothecation of any stock or other interest in such corporation, association, partnership or limited liability company in the aggregate in excess of twenty-five percent (25%) during the Term (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interests of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Article 14. As used in this Section 14.1.5, the term “Tenant” shall mean Tenant and/or any person or entity that owns, directly or indirectly, in whole or in part, Tenant (e.g., a parent corporation of Tenant).

14.2	Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in this Lease, the Building and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the term “Landlord” as used herein shall mean the applicable transferee of such interest in the Premises.

ARTICLE 15

GENERAL PROVISIONS

15.1	Landlord’s Right to Enter. Landlord and its Agents may enter the Premises at any reasonable time after giving reasonable prior written or verbal notice to Tenant and if Tenant provides an employee or agent to escort the persons entering the Premises and such employee or agent is available at said time (except in the case of any emergency or regularly scheduled services, in which case no escort or prior notice shall be required) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, Lenders or, during the last six (6) months of the Lease Term, tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant’s obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary “for lease” signs during the last six (6) months of the Lease Term or “for sale” signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section 15.1 shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises. In exercising its rights under this Section, Landlord shall treat as confidential and shall cause its Agents to treat as confidential any information obtained or learned about Tenant’s business and manufacturing processes; Landlord shall not use and shall cause its Agents to not use any such information to compete with Tenant or make any such information available to competitors of Tenant. Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby arising from any entry by Landlord or its Agents in accordance with this Section.

15.2

Surrender of the Premises. Upon the expiration or sooner termination of this Lease and provided Tenant has fully complied with the provisions of Section 7.2.5 (and other applicable sections), Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed on the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any casualty not caused by Tenant or Tenant’s Agents or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Article 7. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (y) remove any Tenant’s Alterations which Tenant is required to remove pursuant to Section 5.2 and repair all damage caused by such removal, and (z) except for any Tenant’s Alterations that Tenant is not required to remove, return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant. If the Premises are not so surrendered upon the expiration or sooner termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

15.3	Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of this Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the then current fair market rental rate for properties of similar kind in the county where the Premises is located as reasonably determined by Landlord.

15.4	Subordination. The following provisions shall govern the relationship of this Lease to any Security Instrument:

15.4.1	The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

15.4.2	At Landlord’s election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default beyond the expiration of any applicable notice and/or cure period(s) and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

15.4.3	Tenant shall upon request execute and acknowledge any document or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument, and/or (iii) completion of any improvements to the Premises or the Project agreed to or undertaken by Landlord. Tenant’s failure to execute any such document or instrument within fifteen (15) days after written demand therefor shall constitute an Event of Tenant’s Default. Tenant approves as reasonable the form of subordination agreement attached to this Lease as Exhibit E; provided, however, the attachment of such form as an exhibit to this Lease shall in no way limit the form of document or instrument that Landlord may request Tenant to execute and acknowledge pursuant to this Section 15.4.3.

15.5	Mortgage Protection and Attornment. In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

15.6	Estoppel Certificates and Financial Statements. At all times during the Lease Term, Tenant agrees, following any request by Landlord, to execute and deliver to Landlord within fifteen (15) days following delivery of the request for an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the Rent and other charges are paid in advance, if any, (iii) acknowledging that to Tenant’s knowledge there are not any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the status of the Lease and the Premises as may be reasonably required by Landlord. A failure to deliver an estoppel certificate within fifteen (15) days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (a) this Lease is unmodified except as may be represented by Landlord in said request and is in full force and effect, (b) there are no uncured defaults in Landlord’s performance, (c) no rent has been paid more than thirty (30) days in advance, and (d) the information regarding the status of this Lease, as represented by Landlord in said request, is true and correct. At any time during the Lease Term Tenant shall, within fifteen (15) days’ after demand therefor made in connection with a proposed sale or refinancing of the Building, provide, to the extent the same exist, Tenant’s most recent financial statement and financial statements covering the twenty-four (24) month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. If not audited by an independent certified public accountant, such statements shall be certified by Tenant’s chief financial officer as true and correct in all material respects. Such financial statements shall be delivered subject to the same confidentiality obligations as are set forth in Section 15.1.

15.7	Landlord’s Consent. Wherever Landlord’s approval or consent is required under this Lease before any action may be taken by Tenant, such approval or consent may be withheld or conditioned in Landlord’s sole and absolute discretion unless a different standard is specifically provided for with respect to the required approval or consent in question.

15.8	Notices. Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, by courier service, nationally recognized overnight delivery service or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section R or Section S of the Summary (as applicable), (ii) when delivered if given by personal delivery, (iii) upon receipt of confirmation of facsimile transmittal as evidenced by confirmation transmittal receipt provided a copy of such notice is mailed to the receiving party via first class mail; (iv) the next business day if delivered via overnight delivery; and (v) in all other cases when actually received at the party’s Address for Notices. Either party may change its address by giving notice of the same in accordance with this Section 15.8, provided however, that any address to which notices may be sent must be an address within the United States.

15.9	Attorneys’ Fees. In the event either Landlord or Tenant shall bring any action or legal proceeding or any appeal therefrom, for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and experts’ fees as may be fixed by the court.

15.10	Authority. If Tenant is a corporation (or partnership or limited liability company), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership or limited liability company in accordance with the operating agreement of such limited liability company) and that this Lease is binding upon such corporation (or partnership or limited liability company) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation, partnership or limited liability company does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, partnership or limited liability company, that such entity is qualified to do business in California, and that such entity has full right and authority to enter into this Lease.

15.11

Miscellaneous. Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. “Party” shall mean Landlord or Tenant, as the context implies. If either Party consists of more than one person or entity, then all persons or entities so comprising that Party shall be jointly and severally liable for that Party’s obligations hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “shall”, “will” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

15.12	Termination by Exercise Right. If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate thirty (30) days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive the expiration or sooner termination of this Lease. This Section 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant’s Default.

15.13	Brokerage Commissions. Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section T of the Summary (and then only to the extent set forth in such separate agreement), and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which allegedly result from the actions of the indemnifying party. Landlord shall be solely responsible for the payment of any commission owed to the Retained Real Estate Brokers as a result of the execution of this Lease by Tenant pursuant to a separate written agreement. The indemnity, defense and hold harmless obligations under this Section 15.13 shall survive the expiration or sooner termination of this Lease.

15.14	Force Majeure. Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

15.15	Entire Agreement. This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant’s intended use under existing Laws, (ii) the suitability of the Premises or the Project for the conduct of Tenant’s business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

15.16	JURY TRIAL WAIVER. LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

J.W.K.	B.P.
Landlord’s Initials	Tenant’s Initials

(signatures to follow on succeeding page)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Industrial Space Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:		TENANT:

THE KAYE BUILDING, LLC a California limited liability company		SANTUR CORP., a Delaware corporation

By:	/s/ Jonathan W. Kaye	By:	/s/ Bardia Pezeshki
Name:	Jonathan W. Kaye	Name:	Bardia Pezeshki
Its:	President	Its:	President

SANTUR CORP.

40931 Encyclopedia Circle

Fremont, California

April 12, 2001

THE KAYE BUILDING, LLC

163 Whitney Place

Fremont, California 94539

Attn: Mr. Jonathan Kaye

Subject: Lease at 40931 Encyclopedia Circle

Gentlemen:

You, as the Landlord, and we, as the Tenant, are parties to the March 7, 2001 Industrial Space Lease (the “Lease”) for space in the building located at 40931 Encyclopedia Circle, Fremont, California.

Given our mutual desire to sign the Lease as quickly as possible, a timely review in advance by our insurance advisor was not possible, so insurance matters were deferred. An insurance review has now been conducted and we therefore mutually agree to the following amendments to the Lease in confirmation of our discussions:

(i) Section Q (“Tenant’s Liability Insurance Minimum”) of the Summary of Lease Terms is amended and restated in its entirety to read as follows: “$2,000,000 single limit and $3,000,000 in the aggregate.”

(ii) Notwithstanding anything in Article 9 (“Insurance”) of the Lease or elsewhere in the Lease, Tenant shall not be required to carry any earthquake or flood insurance coverage, notwithstanding the use of the term “all risk” insurance, and “special form” insurance without said coverages shall be satisfactory.

This letter, when signed by both parties, will constitute an amendment to the Lease, will become a part of the Lease, and will supersede anything in the Lease that is contrary to the provisions set forth in this letter amendment, even if not specifically referenced in this letter amendment.

Except as set forth above, the Lease has not been and is hereby not amended. As amended above, the Lease is mutually ratified and confirmed to be in full force and effect.

THE KAYE BUILDING, LLC

April 12, 2001

If the foregoing meets with your approval, please sign where indicated below and return this letter to us. We appreciate your cooperation.

Sincerely,

SANTUR CORP.

By:	/s/ Bardia Pezeshki
Bardia Pezeshki President

ACCEPTED AND AGREED:

THE KAYE BUILDING, LLC

By:	/s/ Jonathan W. Kaye
Jonathan W. Kaye President

MEMORANDUM OF COMMENCEMENT DATE

Landlord: THE KAYE BUILDING, LLC, a California limited liability company

Tenant: SANTUR CORP., a Delaware corporation

Project: Approximately 37,594 rentable square feet located at 40931 Encyclopedia Circle, Fremont, California

Premises: Approximately 19,175 rentable square feet located at 40931 Encyclopedia Circle, Fremont, California

In connection with that certain Industrial Space Lease dated March 7, 2001, the undersigned hereby certifies as follows:

1.	That the undersigned Tenant occupies the above-described Premises consisting of approximately Nineteen Thousand One Hundred Seventy-Five (19,175) rentable square feet.

2.	That the Lease Term commenced (and the Commencement Date occurred) on April 1, 2001 and, unless sooner terminated pursuant to the terms of said Industrial Space Lease, shall expire on March 31, 2011.

3.	That Tenant’s obligation to pay Base Monthly Rent in the amount of Fifty Two Thousand Seven Hundred Thirty One and 25/100 Dollars ($52,731.25) commenced on April 1, 2001.

4.	That a security deposit of Two Hundred Thousand Dollars ($200,000.00) has been paid by Tenant to Landlord.

5.	That the Premises have been accepted by Tenant in accordance with the terms of the aforesaid Industrial Space Lease.

LANDLORD:		TENANT:

THE KAYE BUILDING, LLC		SANTUR CORPORATION
a California limited liability company		a Delaware corporation

By:	/s/ Jonathan W. Kaye	By:	/s/ Bardia Pezeshki
Name:	Jonathan W. Kaye	Name:	Bardia Pezeshki
Its:	General Partner	Its:	President

EXHIBIT A

PROJECT SITE PLAN

[ATTACHED]

Exhibit A

EXHIBIT B

DIAGRAM OF PREMISES

[ATTACHED, WITH PREMISES SHOWN AS NON-CROSS-HATCHED]

Exhibit B

Page1 of 1

AREA
B
18,374 SF.
AREA
A
19,175 SF.
1,134 SF

FLOOR PLAN

BUILDING AREA DATA

(A)	CLEAN SCIENCES SPACE	19,175 SF.
(B)	TENANT SPACE	18,374 SF.
	TOTAL	37,549 SF.

Wald, Ruhnke & Dost/Architects
AIA • Architecture • Planning

FLOOR PLAN
CLEAN SCIENCES INC.

A2.1

EXHIBIT C

CONCEPT PLAN SHOWING PRE-APPROVED TENANT’S ALTERATIONS

Exhibit C

EXHIBIT D

MEMORANDUM OF COMMENCEMENT DATE

Landlord: THE KAYE BUILDING, LLC, a California limited liability company

Tenant: SANTUR CORP., a Delaware corporation

Project: Approximately 37,594 rentable square feet located at 40931 Encyclopedia Circle, Fremont, California

Premises: Approximately 19,175 rentable square feet located at 40931 Encyclopedia Circle, Fremont, California

In connection with that certain Industrial Space Lease dated March 7, 2001, the undersigned hereby certifies as follows:

1.	That the undersigned Tenant occupies the above-described Premises consisting of approximately Nineteen Thousand One Hundred Seventy-Five (19,175) rentable square feet.

2.	That the Lease Term commenced (and the Commencement Date occurred) on , 2001 and, unless sooner terminated pursuant to the terms of said Industrial Space Lease, shall expire on , 2011.

3.	That Tenant’s obligation to pay Base Monthly Rent in the amount of Fifty Two Thousand Seven Hundred Thirty One and 25/100 Dollars ($52,731.25) commenced on .

4.	That a security deposit of Two Hundred Thousand Dollars ($200,000.00) has been paid by Tenant to Landlord.

5.	That the Premises have been accepted by Tenant in accordance with the terms of the aforesaid Industrial Space Lease.

(Signatures to follow on succeeding page)

Exhibit D

LANDLORD:	TENANT:

THE KAYE BUILDING, LLC	SANTUR CORP.,
a California limited liability company	a Delaware corporation

By:	By:
Name:	Name:
Its:	Its:

Exhibit D

EXHIBIT E

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of                    , by and between                              (the “Beneficiary”). SANTUR CORP., a Delaware corporation (the “Tenant”) and THE KAYE BUILDING, LLC, a California limited liability company (the “Landlord”).

WITNESSETH

A.	Tenant has entered into a certain Industrial Space Lease dated March 7, 2001 (the “Lease”) with Landlord covering certain spaces (the “Premises”) located in and upon the real property described in Schedule 1 attached hereto (the “Property”).

B.	Beneficiary is the holder of a mortgage loan (the “Loan”) to Landlord in the amount of Dollars ($ ) which is secured by a (the “Deed of Trust”) covering the Property.

C.	The parties hereto desire expressly to confirm the subordination of the Lease to the lien of the Deed of Trust, it being a requirement by Beneficiary that the lien and charge of the Deed of Trust be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

D.	Tenant has requested that Beneficiary agree not to disturb Tenant’s possessory rights in the Premises in the event Beneficiary should foreclose the Deed of Trust, provided that Tenant is not in default under the Lease beyond the expiration of any applicable notice and/or cure period(s) and provided that Tenant attorns to Beneficiary or the purchaser at any foreclosure or Trustee’s sale of the Property.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	Notwithstanding anything to the contrary set forth in the Lease, the Lease and the leasehold estate created thereby and all of Tenant’s rights thereunder shall be and shall at all times remain subject, subordinate to the Deed of Trust and the lien thereof and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

2.	Tenant hereby declares, agrees and acknowledges that:

Exhibit E

i	Beneficiary would not have agreed to recognize the Lease without this Agreement; and

ii	Beneficiary, in making disbursements pursuant to the agreements evidencing and securing the Loan, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements and such proceeds may be used by Landlord for purposes other than improvement of the Premises.

3.	In the event of foreclosure of the Deed of Trust, or upon a sale of the Property pursuant to the Trustee’s power of sale contained therein, or upon a transfer of the Property by deed in lieu of foreclosure, then so long as Tenant is not in default under any of the terms, covenants, or conditions of the Lease beyond the expiration of any applicable notice and/or cure period(s), the Lease shall continue in full force and effect as a direct lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease. Tenant hereby agrees to attorn to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease and Beneficiary or any such successor owner of the Property will not disturb the possession of Tenant, and will be bound by all of the obligations imposed by the Lease upon the landlord thereunder; provided, however, that the Beneficiary, or any purchaser at a trustee’s or sheriff’s sale or any successor owner of the Property shall not be:

i	liable for any act or omission of a prior landlord (including Landlord) except to the extent that such act or omission continues after Beneficiary or any purchaser or successor owner becomes the lessor; or

ii	subject to any offsets or defenses which the Tenant might have against any prior landlord (including Landlord); or

iii	bound by any rent or additional rent which the Tenant might have paid in advance to any prior landlord (including Landlord) for a period in excess of one month; or

iv	bound by any agreement or modification of the Lease made since the date of the Loan without the written consent of the Beneficiary; or

v

liable or responsible for or with respect to the retention, application and/or return to Tenant of any security deposit paid to any prior lessor (including Landlord), whether or not still held by such prior

Exhibit E

lessor, unless and until Beneficiary or such other purchaser has actually received for its own account as lessor the full amount of such security deposit; or

vi	bound by or liable under any representations, warranties, covenants or indemnities made to Tenant by any prior landlord (including Landlord) regarding Hazardous Materials (as defined in the Lease); or

vii	obligated to construct the building in which the Premises are located or any improvements for Tenant’s use.

4.	Upon the written request of Beneficiary at the time of a foreclosure, Trustee’s sale or deed in lieu thereof or at any time thereafter, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, Trustee’s sale or conveyance in lieu of foreclosure.

5.	Tenant agrees to give to Beneficiary, by hand-delivery, overnight courier, or certified or registered mail, a copy of any notice or statement served upon Landlord. Tenant agrees not to exercise any rights of termination available by virtue of a default unless (i) Landlord shall have failed to cure such default, and (ii) following expiration of the applicable period under the Lease for cure by Landlord of such default, Tenant shall have furnished to Beneficiary notice of Landlord’s failure to cure such default and afforded Beneficiary an additional thirty (30) days following receipt of such notice within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days Beneficiary has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings if necessary to effect such cure), in which event such right, if any, as Tenant might otherwise have to terminate the Lease shall not be exercised while such remedies are being so diligently pursued.

6.	Landlord, as landlord under the Lease and trustor under the Deed of Trust, agrees for itself and its heirs, successors, and assigns, that: (i) this Agreement does not constitute a waiver by Beneficiary of any of its rights under the Deed of Trust or in any way release Landlord from its obligation to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Deed of Trust; and (ii) the provisions of the Deed of Trust remain in full force and effect and must be complied with by Landlord, if Beneficiary so requires.

Exhibit E

7.	Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Deed of Trust. In the event the Beneficiary notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to the Beneficiary, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to the Beneficiary or as otherwise required pursuant to such notice.

8.	All notices hereunder shall be deemed to have been duly given if given by hand, by overnight courier, or if mailed by United States registered or certified mail with return receipt requested, postage prepaid, to Beneficiary at the following address (or at such other address as shall be given in writing by Beneficiary to the Tenant) and shall be deemed complete upon receipt by the Beneficiary:

9.	This Agreement supersedes any inconsistent provisions of the Lease.

10.	This Agreement shall inure to the benefit of the parties hereto, their successors and permitted assigns; provided, however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary’s interest is assigned or transferred.

11.	Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

12.	This Agreement shall be governed by and construed in accordance with the laws of the State of California.

(signatures to follow on succeeding page)

Exhibit E

IN WITNESS WHEREOF, the parties have executed this Subordination, Non-Disturbance and Attornment Agreement on the date and year first set forth above.

LANDLORD:	TENANT:

THE KAYE BUILDING, LLC a California limited liability company	SANTUR CORP., a Delaware corporation

By:	By:
Name:	Name:
Its:	Its:

BENEFICIARY:

,
a

By:
Name:
Its:

Exhibit E

EXHIBIT F

INTENTIONALLY OMITTED

Exhibit F

EXHIBIT G

INTENTIONALLY OMITTED

Exhibit G

EXHIBIT H

HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for Landlord to evaluate your proposed uses of the premises (the “Premises”) and to determine whether to enter into a lease agreement with you as tenant. If a lease agreement is signed by you and Landlord (the “Lease Agreement”), on an annual basis in accordance with the provisions of Article 7 of the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. Any questions regarding this certificate should be directed to, and when completed the certificate should be delivered to, the Landlord as provided in the Lease Agreement.

GENERAL INFORMATION:

Describe the proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled, and services and activities to be provided or otherwise conducted. Existing tenants should describe any proposed changes to on-going operations.

Premises will be used for the manufacture of components for the fiber optics industry. This involves the growth of semiconductor materials, the fabrication of these materials into devices, the packaging of these devices into modules, and the testing of these modules. The modules are the final product.

1.	USE, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS

1.1 Will any Hazardous Materials (as hereinafter defined) be used, generated, treated, stored or disposed of in, on or about the Premises? Existing tenants should describe any Hazardous Materials which continue to be used, generated, treated, stored or disposed of in, on or about the Premises.

Wastes	Yes	☒	No	☐
Chemical Products	Yes	☒	No	☐
Other	Yes	☐	No	☒

If Yes is marked, please explain: Various solid, liquid and gaseous hazardous materials will be used in the manufacture of our product, and the by-products of these operations will be solid and liquid hazardous wastes. Wastes will be hauled off by a licensed recycling/disposal company

Exhibit H

1.2 If Yes is marked in Section 1.1, attach a list of any Hazardous Materials to be used, generated, treated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials to be present on or about the Premises at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws, as hereinafter defined); and the proposed location(s) and method(s) of treatment or disposal for each Hazardous Material, including the estimated frequency, and the proposed contractors or subcontractors. Existing tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

2.	STORAGE TANKS AND SUMPS

2.1 Is any above or below ground storage or treatment of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing tenants should describe any such actual or proposed activities.

Yes  ☒                                 No  ☐

If yes, please explain: There will be various small tanks to contain hazardous waste prior to disposal by a licensed waste-handling service. No gasoline or petroleum will be stored on the premises. There will be a tank to store diesel fuel for a generator.

3.	WASTE MANAGEMENT

3.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing tenants should describe any additional identification numbers issued since the previous certificate.

Yes  ☐                                 No  ☒—in progress

3.2 Has your company filed biennial or quarterly reports as a hazardous waste generator? Existing tenants should describe any new reports filed.

Yes  ☐                                 No  ☒—not yet in operation

If yes, attach a copy of the most recent report filed.

Exhibit H

4.	WASTEWATER TREATMENT AND DISCHARGE

4.1	Will your company discharge wastewater or other wastes to:

☐  storm drain?                         ☒  sewer?

☐  surface water?                      ☐  no wastewater or other wastes discharged.

Existing tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s). Waste liquids will be treated on-site and will be discharged to sewer if they meet all local, state and federal requirements for disposal in that manner.

4.2	Will any such wastewater or waste be treated before discharge?

Yes  ☒                             No  ☐

If yes, describe the type of treatment proposed to be conducted. Existing tenants should describe the actual treatment conducted. Treatment will be the neutralization of acid or base solutions.

5.	AIR DISCHARGES

5.1 Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes  ☒                             No  ☐

If yes, please describe: There will be a scrubber and a facility stack that will discharge a stream of air carrying trivial amounts of hazardous laboratory chemicals (primarily solvent and acid fumes). These emissions will be in compliance with all applicable regulations. The emissions at the output of the stack will not be monitored, but some of the inputs to the stack will be monitored individually.

5.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing tenants should specify any such equipment being operated in, on or about the Premises.

☐  Spray booth(s)                    ☐  Incinerator(s)

☐  Dip tank(s)                          ☒  Other (Please describe)

☐  Drying oven(s)                    ☐  No Equipment Requiring Air Permits

Exhibit H

If yes, please describe: Air emissions permits will be required for a crystal growth machine and various laboratory fume hoods.

5.3        Please describe (and submit copies of with this Hazardous Materials Disclosure Certificate) any reports you have filed in the past thirty-six months with any governmental or quasi-governmental agencies or authorities related to air discharges or clean air requirements and any such reports which have been issued during such period by any such agencies or authorities with respect to you or your business operations. None—company is not yet in operation.

6.	HAZARDOUS MATERIALS DISCLOSURES

6.1        Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) or Hazardous Materials Business Plan and Inventory (“Business Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes  ☒                        No   ☐

If yes, attach a copy of the Management Plan or Business Plan. Existing tenants should attach a copy of any required updates to the Management Plan or Business Plan. Company will be required to prepare these plans and is in the process of doing so.

6.2        Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises listed or regulated under Proposition 65? Existing tenants should indicate whether or not there are any new Hazardous Materials being so used which are listed or regulated under Proposition 65.

Yes  ☒                         No  ☐

If yes, please explain: Proposition 65 listed chemicals that will be present are inorganic arsenic compounds and indium phosphide.

7.	ENFORCEMENT ACTIONS AND COMPLAINTS

7.1        With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes  ☐                        No   ☒

Exhibit H

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the provisions of Article 7 of the Lease Agreement.

7.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes  ☐                         No  ☒

If yes, describe any such lawsuits and attach copies of the complaint(s), cross- complaint(s), pleadings and other documents related thereto as requested by Landlord. Existing tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the provisions of Article 7 of the Lease Agreement.

7.3 Have there been any problems or complaints from adjacent tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing tenants should indicate whether or not there have been any such problems or complaints from adjacent tenants, owners or other neighbors at, about or near the Premises and the current status of any such problems or complaints.

Yes  ☐                         No  ☒

If yes, please describe. Existing tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the signed Lease Agreement and the current status of any such problems or complaints.

Exhibit H

8. PERMITS AND LICENSES

8.1 Attach copies of all permits and licenses issued to your company its proposed operations in, on or about the Premises, including, without limitation, any Hazardous Materials permits, wastewater discharge permits, air emissions permits, and use permits or approvals. Existing tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued. None—company is not yet in operation.

As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government. The term “Hazardous Materials” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) deemed as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903) (“RCRA”), (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601) (“CERCLA”) or any regulations promulgated under CERCLA; (iv) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended (“TSCA”) (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (v) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (vi) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (vii) polychlorinated biphenyls; (viii) lead and lead-containing materials; or (ix) any additional substance, material or waste regulated by any Hazardous Material Law. As used herein, the term “Hazardous Material Law(s)” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Materials.

The undersigned hereby acknowledges and agrees that this Hazardous Materials Disclosure Certificate is being delivered to Landlord in connection with the evaluation of a Lease Agreement and, if such Lease Agreement is executed, will be attached thereto as an exhibit. The undersigned further acknowledges and agrees that if such Lease Agreement is executed, this Hazardous Materials Disclosure Certificate will be updated from time to time in accordance with Article 7 of the Lease Agreement. The undersigned further acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement. I, the undersigned, acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(signatures to follow on succeeding page)

Exhibit H

Prospective Tenant: SANTUR CORP., a Delaware corporation

By:	/s/ Bardia Pezeshki
Name:	Bardia Pezeshki
Its:	President

Date:	March 7, 2001

Exhibit H

List of Hazardous Materials.

Storage locations and waste disposal contractors have not yet been determined. All applicable local, state and federal regulations will be complied with.

Note: “scf” = “standard cubic feet”

Material	Primary Hazards	Qty Present	Annual Use	Locations	Storage
Hydrofluoric acid, buffered and unbuffered	Toxic; corrosive	90 gal	1080 gal		Corrosives locker

Hydrochloric acid	Toxic; corrosive	4 gal	48 gal		Corrosives locker

Nitric acid	Toxic; corrosive	0.5 gal	6 gal		Corrosives locker

Bromic acid	Toxic; corrosive	0.5 gal	6 gal		Corrosives locker

Phosphoric acid	Toxic; corrosive	12 gal	143 gal		Corrosives locker

Sulfuric acid	Toxic; corrosive; water reactive	0.5 gal	16 gal		Corrosives locker

Photoresist	flammable	5 gal	57 gal		Flammables locker

Acetone	flammable	3 gal	36 gal		Flammables locker

Methyl alcohol	flammable	3 gal	36 gal		Flammables locker

Xylene	flammable	13 gal	159 gal		Flammables locker

Exhibit H

Material	Primary Hazards	Qty Present	Annual Use	Locations	Storage
Isopropyl alcohol	flammable	11 gal	127 gal		Flammables locker

Methyl isobutyl ketone	flammable	5 gal	63 gal		Flammables locker

HMDS	Flammable; corrosive	6 gal	67 gal		Flammables locker

Photoresist developer	Corrosive	66 gal	992 gal		Corrosives locker

Nitrogen (liquid and gas)	Asphyxiant; cryogenic liquid	10,600 scf	128,000 scf		Outdoor gas storage

Oxygen	Oxidizer	509 scf	6106 scf		Non- flammable gas area

Methane	Flammable	127 scf	1527 scf		Outdoor gas storage

Silane (as a 5% concentration in nitrogen)	Flammable; pyrophoric	763 scf	916 scf		Outdoor gas storage

Ammonia	Corrosive; flammable	763 scf	916 scf		Outdoor gas storage

Hydrogen	Flammable	23,300 scf	280,000 scf		Outdoor gas storage

Freon (CF4)	Asphyxiant	254 scf	3050 scf		Outdoor gas storage

Gold sulfite	Sensitizer	13 gal	21 gal		Chemical locker

Sodium hypochlorite (Clorox)	Oxidizer	5 gal	64 gal		Chemical locker

Chlorobenzene	Irritant	l gal	12 gal		Flammables locker

Exhibit H

Material	Primary Hazards	Qty Present	Annual Use	Locations	Storage
Solid inorganic arsenic	Carcinogen; highly-toxic	1 kg	12kg		Chemical storage area

Indium phosphide	Carcinogen	1kg	12 kg		Chemical storage area

Trimethylgallium	Pyrophoric	400 g	4.8 kg		Flammables locker

Trimethylindium	Pyrophoric	400 g	4.8 kg		Flammables locker

Trimethylaluminum	Pyrophoric	200 g	2.4 kg		Flammables locker

Diethylzinc	Pyrophoric	400 g	2.4 kg		Flammables locker

Arsine	Highly toxic; flammable	2 kg	24 kg		Exhaused outdoor gas storage

Phosphine	Highly toxic; flammable	12 kg	144 kg		Exhaused outdoor gas storage

Exhibit H

LEASE ADDENDUM

The lease for the premises at 40931 Encyclopedia Circle, Fremont CA, consisting of 19,175 rentable square feet constituting a portion of said building (the “Premises”), as between The Kaye Building, LLC, a California limited liability company (“Landlord”), and Santur Corporation , a Delaware corporation (“Tenant”), dated March 7, 2001 (“Lease”), is hereby modified by this addendum (“Addendum”) as follows:

1. Permitted Use. Tenant will use and occupy the Premises in accordance with the existing Lease,

2. Extended Lease Term. The term of the Lease, including any and all options granted pursuant to the Lease, expires on March 30, 2011. The term shall be and hereby is extended for five (5) years and three (3) months, commencing on April 1, 2011 and expiring on June 30, 2016 (the “Extended Term”).

3. Monthly Rent. Monthly Rent shall be payable throughout the Extended Term at the rate of $8,715.00 per month NNN at the times and in the manner otherwise provided in the Lease. No additional rent deposit is required.

4. Option to Renew. Tenant shall have one (1) option (“Option’”) to renew the Lease for an additional term of three (3) years (“Second Extended Term”) at 95% of the Fair Market Rent.

a. Fair Market Rent. This term shall mean the rents then being paid, at the time of notice, by tenants at comparable properties in the area in which the Premises are located, taking into account all relevant factors, as reasonably determined by Landlord. In the event that Tenant disagrees in writing with Landlord’s determination of the Fair Market Rent, the parties shall each promptly select a real estate broker, who will jointly select a third broker. The three brokers will make a mutual, independent, and binding determination of the Fair Market Rent for purposes of the Option, and each party shall pay for the cost of their respective brokers and the costs for the third broker will be equally split between the parties.

b. Time of Notice. Tenant shall exercise its Option by written notice in accordance with Section 15.8 of the Lease to Landlord not more than 365 days or less than 180 days prior to the expiration of the Extended Term,

c. Terms. The effective giving of such notice of extension by Tenant shall automatically extend the Term of the Lease for the Second Extended Term, and no instrument of renewal or extension need be executed. The Second Extended Term shall commence on the day immediately succeeding the expiration date of the Extended Term and shall end on the day immediately preceding the third (3rd) anniversary of the first day of the Second Extended Term. The Extended Terms shall be on all the terms and conditions of the Lease except as otherwise expressly provided in this Section 4.

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5. Tenant’s Responsibility for Remodeling or Repairs. Tenant shall be responsible for any remodeling or repairs to the Premises (“Remodel”), subject to Landlord’s prior approval of the plan and scope of the Remodel, which approval shall not be unreasonably withheld in accordance with the provisions of the Lease regarding Alterations at Section 5.2 thereof. All costs and fees related to or arising from Tenant’s Remodel shall be paid by Tenant, and shall be the sole responsibility of Tenant. There will be no supervisory fee charged by Landlord in connection with Tenant’s Remodel, which Tenant intends to commence as soon as practicable following execution of this Addendum. Tenant agrees to indemnify and hold Landlord harmless for any damages, injuries, losses, or claims arising from or related to Tenant’s Remodel.

6. Surrender of Premises. Tenant will surrender the Premises at the end of the Extended Term, or the Second Extended Term, as applicable, in accordance with the requirements of Section 15.2 of the Lease.

7. SNDA Agreement. Contemporaneous with the execution of this Addendum, Landlord will deliver to Tenant a Subordination, Non-Disturbance, and Attornment Agreement (“SNDA Agreement”), in a form acceptable to Tenant for execution, from the holders of existing mortgages, ground leases, or deeds of trust.

8. Representing Broker. Landlord acknowledges that the real estate broker for Tenant is Cresa Partners, and no fee payment shall be due to Cresa Partners from Landlord.

9. Ratification. Except as expressly modified by this Addendum, the Lease shall remain in full force and effect, and as further modified by this Addendum, is expressly ratified and confirmed by the parties hereto.

10. Successors. This Addendum shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. Miscellaneous. If any term of this Addendum, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Addendum, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Addendum shall be valid and enforceable to the fullest extent permitted by law. This Addendum contains all of the agreements of the parties with respect to the subject matter hereof, and supersedes all prior dealings between them with respect to such subject matter.

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Except as expressly set forth herein, all other terms and conditions of the Lease shall remain in full force and effect.

Dated: October 31, 2010	TENANT Santur Corporation, a Delaware corporation

	By:	/s/ Richard Wilmer
	Name:	Richard Wilmer
	Title:	COO

Dated: October , 2010	LANDLORD The Kaye Building, LLC, a California limited liability company

	By:	/s/ Jonathan Kaye
Jonathan Kaye, Manager

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